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                        AGREEMENT AND PLAN OF MERGER



                           DATED AS OF MARCH 19, 2007


                                  BY AND AMONG



                           NEW BRADFORD BANCORP, INC.
                            (a Maryland corporation)

                                BRADFORD BANK MHC
                 (a federally chartered mutual holding company)

                             BRADFORD BANCORP, INC.
                             (a federal corporation)

                                  BRADFORD BANK
                      (a federally chartered savings bank)

                                       AND

                             PATAPSCO BANCORP, INC.
                            (a Maryland corporation)









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ii

                                TABLE OF CONTENTS
                                                                     Page No.

Introductory Statement.......................................................1

ARTICLE I - DEFINITIONS......................................................2

ARTICLE II - THE MERGER......................................................7
         2.1       The Merger................................................7
         2.2       Closing...................................................7
         2.3       Effective Time............................................7
         2.4       Effects of the Merger.....................................7
         2.5       Effect on Outstanding Shares of Patapsco Common Stock.....8
         2.6       Election and Proration Procedures.........................8
         2.7       Exchange Procedures......................................11
         2.8       Effect on Outstanding Shares of Newco Common Stock.......13
         2.9       Directors of Surviving Corporation After Effective Time..13
         2.10      Articles of Incorporation and Bylaws.....................13
         2.11      Treatment of Stock Options and Restricted Stock..........14
         2.12      Dissenters' Rights.......................................14
         2.13      Bank Merger..............................................15
         2.14      The Conversion...........................................15
         2.15      Alternative Structure....................................15
         2.16      Absence of Control.......................................15

ARTICLE III - REPRESENTATIONS AND WARRANTIES................................15
         3.1       Disclosure Letters.......................................15
         3.2       Representations and Warranties of Patapsco...............16
         3.3       Representations and Warranties of the Bradford Parties...32

ARTICLE IV - CONDUCT PENDING THE MERGER.....................................41
         4.1       Forbearances by Patapsco.................................41
         4.2       Forbearances by the Bradford Parties.....................44

ARTICLE V - COVENANTS.......................................................44
         5.1       Acquisition Proposals....................................44
         5.2       Advice of Changes........................................45
         5.3       Access and Information...................................46
         5.4       Applications; Consents...................................47
         5.5       Antitakeover Provisions..................................47
         5.6       Additional Agreements....................................47
         5.7       Publicity................................................48
         5.8       Stockholder Meeting......................................48
         5.9       Registration of Newco Common Stock.......................49
         5.10      Notification of Certain Matters..........................50
         5.11      Employee Benefit Matters.................................50
         5.12      Indemnification..........................................52

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         5.13      Affiliate Letters........................................53
         5.14      Environmental Reports....................................53
         5.15      MHC Conversion from Mutual to Stock Form.................53
         5.16      Accountant's Comfort Letter..............................55
         5.17      Trust Preferred Securities...............................55

ARTICLE VI - CONDITIONS TO CONSUMMATION.....................................55
         6.1       Conditions to Each Party's Obligations...................55
         6.2       Conditions to the Obligations of the Newco...............56
         6.3       Conditions to the Obligations of Patapsco................57

ARTICLE VII - TERMINATION...................................................58
         7.1       Termination..............................................58
         7.2       Termination Fees.........................................59
         7.3       Effect of Termination....................................60

ARTICLE VIII - CERTAIN OTHER MATTERS........................................60
         8.1       Interpretation...........................................60
         8.2       Survival.................................................60
         8.3       Waiver; Amendment........................................60
         8.4       Counterparts.............................................60
         8.5       Governing Law............................................60
         8.6       Expenses.................................................61
         8.7       Notices..................................................61
         8.8       Entire Agreement; etc....................................61
         8.9       Successors and Assigns; Assignment.......................62
         8.10      Specific Performance.....................................62



                                    EXHIBITS

         Exhibit A Plan of Conversion
         Exhibit B Form of Voting Agreement
         Exhibit C Plan of Bank Merger
         Exhibit D Form of Affiliate Letter

                          Agreement and Plan of Merger

     This is an Agreement and Plan of Merger, dated as of the 19th day of March, 2007 ("Agreement"), by and among New Bradford Bancorp, Inc., a Maryland corporation ("Newco"), Bradford Bank MHC, a federally chartered mutual holding company (the "MHC"), Bradford Bancorp, Inc., a federally chartered subsidiary holding company ("Bradford"), Bradford Bank, a federally chartered savings bank ("Bradford Bank") and Patapsco Bancorp, Inc., a Maryland corporation ("Patapsco").

                             Introductory Statement

     The respective Boards of Directors of Newco, MHC, Bradford and Bradford Bank (collectively, the "Bradford Parties") and the Board of Directors of Patapsco have each determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of their respective corporations and stockholders or members, as the case may be.

     In connection with the Merger, it is intended that MHC will convert from the mutual form of organization to the capital stock form of organization pursuant to certain transactions (the "Conversion") as the result of which, inter alia, Bradford Bank will become a wholly owned subsidiary of Newco, and that in connection with such Conversion, Newco will conduct a subscription offering of its common stock, and if necessary a community and/or syndicated community offering, all pursuant to a plan of conversion, substantially in the form attached at Exhibit A hereto and subject to regulatory review and amendment in connection with such review as provided therein (the "Plan of Conversion").

     The parties hereto intend that the Merger as defined herein shall qualify as a reorganization under the provisions of Section 368(a) of the IRC for federal income tax purposes.

     The parties hereto desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

     As a condition and inducement to the Bradford Parties' willingness to enter into this Agreement, each of the members of the Board of Directors of Patapsco has entered into an agreement dated as of the date hereof in the form of Exhibit B pursuant to which he or she will vote his or her shares of Patapsco Common Stock in favor of this Agreement and the transactions contemplated hereby.

     In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I
                                  DEFINITIONS

The following terms are defined in this Agreement in the Section indicated:

         Defined Term                         Location of Definition
         ------------                         ----------------------
         Agreement                            Preamble
         Articles of Merger                   Section 2.3
         Bank Merger                          Section 2.13
         Bradford                             Preamble
         Bradford Bank                        Preamble
         Bradford Employee Plans              Section 3.3(u)(i)
         Bradford Parties                     Recitals
         Cash Consideration                   Section 2.5(a)
         Cash Election                        Section 2.6(b)
         Cash Election Shares                 Section 2.6(b)
         Certificate(s)                       Section 2.6(c)
         Change in Recommendation             Section 5.8
         Closing                              Section 2.2
         Closing Date                         Section 2.2
         Continuing Employee                  Section 5.11(a)
         Conversion                           Recitals
         Disclosure Letter                    Section 3.1
         Dissenters' Shares                   Section 2.12
         Effective Time                       Section 2.3
         Election Deadline                    Section 2.6(c)
         Election Form                        Section 2.6(a)
         Environmental Consultant             Section 5.14
         Exchange Agent                       Section 2.6(c)
         Exchange Ratio                       Section 2.5(a)
         Indemnified Party                    Section 5.12(a)
         Initial Offering Price               Section 2.14
         Intellectual Property                Section 3.2(q)
         Letter of Transmittal                Section 2.7(a)
         Mailing Date                         Section 2.6(a)
         Maximum Insurance Amount             Section 5.12(c)
         Merger                               Section 2.1
         Merger Consideration                 Section 2.5(a)
         MHC                                  Preamble
         Mixed Election                       Section 2.6(b)
         Newco                                Preamble
         Non-Election                         Section 2.6(b)
         Non-Election Shares                  Section 2.6(b)
         Patapsco                             Preamble
         Patapsco Employee Plans              Section 3.2(s)(i)
         Patapsco ESOP                        Section 5.11(c)

         Patapsco Option                      Section 2.11(a)
         Patapsco Property                    Section 5.14
         Patapsco Qualified Plan              Section 3.2(s)(iv)
         Patapsco's Reports                   Section 3.2(h)
         Patapsco Stock Plans                 Section 2.11(a)
         Pending Merger Agreements            Section 3.2(t)
         Pending Merger Applications          Section 3.2(t)
         Plan of Conversion                   Recitals
         Proxy Statement                      Section 5.9(a)
         Representative                       Section 2.6(b)
         Target Organizations                 Section 3.2(t)
         Termination Date                     Section 7.1(d)
         Shortfall Number                     Section 2.6(e)(ii)
         Stock Consideration                  Section 2.5(a)
         Stock Conversion Number              Section 2.6(d)
         Stock Election                       Section 2.6(b)
         Stock Election Number                Section 2.6(b)
         Stock Election Shares                Section 2.6(b)
         Stockholder Meeting                  Section 5.8
         Surviving Corporation                Section 2.1

         In addition, for purposes of this Agreement:

     "Acquisition Proposal" means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving Patapsco or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of Patapsco's consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of Patapsco's capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

     "Agreement" means this Agreement, as amended, modified or amended and restated from time to time in accordance with its terms.

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "BMA" means the Bank Merger Act, as amended (12 U.S.C. 1828(c)).

     "Conversion Prospectus" means a prospectus issued by Newco in connection with Offering that meets the requirements of the Securities Act, applicable state securities laws and banking laws and regulations. The Conversion Prospectus may be combined with the Proxy Statement delivered to stockholders of Patapsco in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and the offering of the Newco Common Stock to them as Merger Consideration.

     "Conversion Registration Statement" means the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering the shares of Newco Common Stock to be offered and issued in connection with the Offering. The Conversion Registration Statement and the Merger Registration Statement may be separate registration statements or may be combined in one registration statement that shall register shares of Newco Common Stock to be offered and issued in connection with the Offering and to be offered to holders of Patapsco Common Stock in connection with the Merger.

     "CRA" means the Community Reinvestment Act, as amended.

     "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any entity that is considered one employer with Patapsco or Bradford, as applicable, under Section 4001(b)(1) of ERISA or
Section 414 of the IRC.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Shares" shall consist of (i) Dissenters' Shares and (ii) shares held directly or indirectly by the Bradford Parties (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FRB" means the Board of Governors of the Federal Reserve System.

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     "GAAP" means generally accepted accounting principles.

     "Government Regulator" means any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits.

     "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality.

     "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     "HOLA" means the Home Owners' Loan Act, as amended.

     "IRC" means the Internal Revenue Code of 1986, as amended.

     "knowledge" means, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than vice president.

     "Lien" means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.

     "Loan" means a loan, lease, advance, credit enhancement, guarantee or other extension of credit.

     "Loan Property" means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Material Adverse Effect" means an effect which is material and adverse to the business, financial condition or results of operations of Patapsco or Bradford, as the context may dictate, and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both the Bradford Parties and Patapsco, or to financial and/or depository institutions generally, (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of the Bradford Parties or Patapsco taken with the prior written consent of the other, (iv) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or (v) direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, shall not be considered in determining if a Material Adverse Effect has occurred.

     "Merger Registration Statement" means the registration statement on Form S-4, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering the shares of Newco Common Stock to be offered to holders of Patapsco Common Stock issued in connection with the Merger. The Conversion Registration Statement and the Merger Registration Statement may be separate registration statements or may be combined in one registration statement that shall register shares of Newco Common Stock to be offered and issued in connection with the Offering and to be offered to holders of Patapsco Common Stock in connection with the Merger.

     "MGCL" means the Maryland General Corporation Law.

     "Newco Common Stock" means the common stock, par value $.01 per share, of Newco.

     "Offering"  means  the  offering  of  shares  of  Newco  Common  Stock in a
subscription  offering  and,  if  necessary,   a  community  offering  and/or  a
syndicated community offering as part of the Conversion.

     "OTS" means the Office of Thrift Supervision.

     "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Patapsco Common Stock" means the common stock, par value $.01 per share, of Patapsco.

     "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

     "SDAT" means the Maryland State Department of Assessments and Taxation.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Subsidiary" means a corporation, partnership, joint venture or other entity in which a party has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.

     "Superior Proposal" means an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal that (i) Patapsco's Board of Directors determines in good faith, after consulting with its outside legal counsel and a financial advisor other than Bradford's financial advisor on this transaction, would, if consummated, result in a transaction that is more favorable to the stockholders of Patapsco from a financial point of view than the transactions contemplated hereby (taking into account all legal, financial, regulatory and other aspects of the proposal and the entity making the proposal), (ii) is not conditioned on obtaining financing (and with respect to which Bradford and Newco has received written evidence of such person's ability to fully finance its Acquisition Proposal), and (iii) is for 100% of the outstanding shares of Patapsco Common Stock.

     "Tax(es)" means all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes.

                                   ARTICLE II
                                   THE MERGER

     2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, Patapsco will merge with and into Newco (the "Merger") at the Effective Time. At the Effective Time, the separate corporate existence of Patapsco shall cease. Newco shall be the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Merger and shall continue to be governed by the MGCL and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

     2.2 Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), the closing of the Merger (the "Closing") will take place in the offices of Muldoon Murphy & Aguggia LLP, 5101 Wisconsin Avenue, Washington, DC, or at such other location as is agreed to by the parties hereto, on the date of the closing of the Conversion (the "Closing Date"), immediately following the completion of the Conversion, unless another time or date is agreed to by the parties hereto.

     2.3 Effective Time. In connection with the Closing, Newco and Patapsco shall duly execute and deliver articles of merger (the "Articles of Merger") to the SDAT for filing pursuant to the MGCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the SDAT or at such later date or time as the parties shall agree and specify in the Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

     2.4 Effects of the Merger. The Merger will have the effects set forth in the MGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, Newco shall possess all of the properties, rights, privileges, powers and franchises of Patapsco and be subject to all of the debts, liabilities and obligations of Patapsco.

     2.5 Effect on Outstanding Shares of Patapsco Common Stock.

          (a) Subject to the provisions of Section 2.6 hereof, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Patapsco Common Stock issued and outstanding at the Effective Time, other than Excluded Shares, shall become and be converted into, at the election of the holder as provided in and subject to the limitations set forth in this Agreement, either the right to receive (i) $23.00 in cash, without interest (the "Cash Consideration") or (ii) the number of shares of Newco Common Stock equal to the Exchange Ratio, as defined below (the "Stock Consideration"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration." The "Exchange Ratio" shall be equal to the result obtained by dividing the Cash Consideration by the Initial Offering Price, as defined below.

          (b) Notwithstanding any other provision of this Agreement, no fraction of a share of Newco Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, Newco shall pay to each holder of Patapsco Common Stock who would otherwise be entitled to a fraction of a share of Newco Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the Initial Offering Price.

          (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Newco Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be adjusted appropriately to provide the holders of Patapsco Common Stock the same economic effect as contemplated by this Agreement prior to such event.

          (d) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. In addition, no Dissenters' Shares shall be converted into shares of Newco Common Stock pursuant to this Section 2.5 but instead shall be treated in accordance with the provisions set forth in Section 2.12 of this Agreement.

     2.6 Election and Proration Procedures.

          (a) An election form in such form as Patapsco and Newco shall mutually agree (an "Election Form") shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of Patapsco Common Stock as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The "Mailing Date" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of Patapsco Common Stock. Newco shall make available Election Forms as may be reasonably requested by all persons who become holders of Patapsco Common Stock after the record date for eligibility to vote on the Merger and prior to the Election

Deadline (as defined herein), and Patapsco shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein.

          (b) Each Election Form shall entitle the holder of shares of Patapsco Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election"), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and the Stock Consideration with respect to such holder's remaining shares (a "Mixed Election") or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "Non-Election"). Holders of record of shares of Patapsco Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Patapsco Common Stock held by that Representative for a particular beneficial owner. Shares of Patapsco Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "Cash Election Shares." Shares of Patapsco Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "Stock Election Shares." Shares of Patapsco Common Stock as to which no election has been made are referred to as "Non-Election Shares." The aggregate number of shares of Patapsco Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

          (c) To be effective, a properly completed Election Form must be received by the transfer agent for Newco Common Stock (the "Exchange Agent") on or before 5:00 p.m., New York City time, on the Election Deadline. As used herein, "Election Deadline" means the date, as reasonably determined by Newco, that is as close as possible to the fifth business day prior to the date on which the Effective Time is expected to occur. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates theretofore representing Patapsco Common Stock ("Certificate(s)") (or customary affidavits and, if required by Newco pursuant to Section 2.7(i), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Patapsco Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Patapsco stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any Patapsco stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Newco and Patapsco that this Agreement has been terminated. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes its Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline, the shares of Patapsco Common Stock held by such stockholder shall be designated Non-Election Shares. Newco shall cause the Certificates representing Patapsco Common Stock described in clause (ii) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

          (d) Notwithstanding any other provision contained in this Agreement, 50% of the total number of shares of Patapsco Common Stock outstanding at the Effective Time (the "Stock Conversion Number") shall be converted into the Stock Consideration and the remaining outstanding shares of Patapsco Common Stock (excluding shares of Patapsco Common Stock to be canceled as provided in Section 2.5(d) and Dissenters' Shares) shall be converted into the Cash Consideration; provided, however, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the IRC and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the IRC, Newco shall increase the number of shares of Patapsco Common Stock that will be converted into the Stock Consideration and reduce the number of shares of Patapsco Common Stock that will be converted into the right to receive the Cash Consideration to ensure that the Stock Consideration will represent at least 40% of the value of the aggregate Merger Consideration, increased by the value of any Excluded Shares, each as measured as of the Effective Time.

          (e) Within five business days after the later to occur of the Election Deadline or the Effective Time, Newco shall cause the Exchange Agent to effect the allocation among holders of Patapsco Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

              (i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive (A) the Stock Consideration in respect of the number of Stock Election Shares held by such holder multiplied by a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number and (B) the Cash Consideration in respect of the remaining number of such holder's Stock Election Shares;

              (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                    (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive (1) the Stock Consideration in respect of the number of Non-Election Shares held by such holder multiplied by a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder's Non-Election Shares; or

                    (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive (1) the Stock Consideration in respect of the number of Cash Election Shares held by such holder multiplied by a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder's Cash Election Shares.

          For purposes of the foregoing calculations, Excluded Shares shall be deemed Cash Election Shares. For purposes of this Section 2.6(e), if Newco is obligated to increase the number of shares of Patapsco Common Stock to be converted into shares of Newco Common Stock as a result of the application of the last clause of Section 2.6(d) above, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this Section 2.6(e).

     2.7 Exchange Procedures.

          (a) Appropriate transmittal materials ("Letter of Transmittal") in a form satisfactory to Newco and Patapsco shall be mailed as soon as practicable (but in no event later than five business days) after the Effective Time to each holder of record of Patapsco Common Stock as of the Effective Time who did not previously submit a completed Election Form. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of Patapsco Common Stock to be converted thereby or other acceptable documentation.

          (b) At and after the Effective Time, each Certificate (except as specifically set forth in Section 2.5) shall represent only the right to receive the Merger Consideration.

          (c) Prior to the Effective Time, Newco shall (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of Newco Common Stock to provide for payment of the aggregate Stock Consideration and
(ii) deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Patapsco Common Stock, for exchange in accordance with this Section 2.7, an amount of cash sufficient to pay the aggregate Cash Consideration.

          (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as Newco may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock that such holder has the right to receive pursuant to Section 2.5, if any, and a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 2.5, if any (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to Section 2.5, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.5). Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute Newco Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Newco Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of Patapsco Common Stock not registered in the transfer records of Patapsco, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such Patapsco Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of Newco and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (e) No dividends or other distributions declared or made after the Effective Time with respect to Newco Common Stock issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of Newco Common Stock hereunder until such person surrenders his or her Certificates in accordance with this Section 2.7. Upon the surrender of such person's Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of Newco Common Stock represented by such person's Certificates.

          (f) The stock transfer books of Patapsco shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of Patapsco of any shares of Patapsco Common Stock. If, after the Effective Time, Certificates are presented to Newco, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.7.

          (g) Any portion of the aggregate amount of cash to be paid pursuant to
Section 2.5, any  dividends or other  distributions  to be paid pursuant to this
Section 2.7 or any proceeds from any investments thereof that remains unclaimed by the stockholders of Patapsco for six months after the Effective Time shall be repaid by the Exchange Agent to Newco upon the written request of Newco. After such request is made, any stockholders of Patapsco who have not theretofore complied with this Section 2.7 shall look only to Newco for the Merger Consideration deliverable in respect of each share of Patapsco Common Stock such stockholder holds, as determined pursuant to Section 2.5 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Newco (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Patapsco Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h) Newco and the Exchange Agent shall be entitled to rely upon Patapsco's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Newco and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Newco, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.5.

     2.8 Effect on Outstanding Shares of Newco Common Stock. At the Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

     2.9 Directors of Surviving Corporation After Effective Time. Immediately after the Effective Time, until their respective successors are duly elected or appointed and qualified, the directors of the Surviving Corporation shall consist of the directors of Newco serving immediately prior to the Effective Time. Newco shall take all action necessary to appoint two members of Patapsco's Board of Directors, selected by Newco prior to the mailing of the Proxy Statement, to the Boards of Directors of Newco and Bradford Bank, effective immediately following the Effective Time. To the extent consistent with the requirement to stagger the terms of the directors of Newco and Bradford Bank, Newco and Bradford Bank will nominate one such person for election at the 2008 annual meeting of stockholders to a one year term and one such person for election to a three year term.

     2.10 Articles of Incorporation and Bylaws. The articles of incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     2.11 Treatment of Stock Options and Restricted Stock.

          (a) As soon as practicable following the date of this Agreement, Patapsco's Board of Directors shall adopt such resolutions or take such other actions as are required to provide for the cancellation of all outstanding options to acquire shares of Patapsco Common Stock (each, a "Patapsco Option") issued pursuant to the equity-based compensation plans identified in Section 3.2(s) of the Patapsco Disclosure Letter (the "Patapsco Stock Plans"), whether or not vested, as of the Effective Time in exchange for a cash payment by Patapsco in cash an amount equal to the product of (i) the number of shares of Patapsco Common Stock subject to such option at the Effective Time and (ii) the amount by which the Cash Consideration exceeds the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. In the event that the exercise price of a Patapsco Option is greater than the Cash Consideration, then at the Effective Time such Patapsco Option shall be canceled without any payment made in exchange therefor. Notwithstanding the foregoing, any vested Patapsco Option may be exercised in accordance with its terms at any time prior to the Effective Time.

          (b) At the Effective Time, each share of restricted stock outstanding as of the Effective Time and issued pursuant to the Patapsco Bancorp, Inc. 2004 Stock Incentive Plan, to the extent not already vested, shall vest and shall represent a right to receive the same Merger Consideration provided to other holders of Patapsco Common Stock pursuant to Section 2.5 above, net of any amounts that must be withheld under federal and state income and employment tax requirements.

     2.12 Dissenters' Rights. Notwithstanding any other provision of this Agreement to the contrary, shares of Patapsco Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have filed with Patapsco a written objection to the Merger in compliance with applicable Maryland law and who shall have not voted in favor of the Merger or consented thereto in writing (collectively, the "Dissenters' Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to demand and receive payment of the fair value of such shares held by them in accordance with the provisions of the MGCL, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights as dissenting stockholders under the MGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in
Section 2.7 of the Certificate(s) that, immediately prior to the Effective Time, evidenced such shares. Patapsco shall give Newco (i) prompt notice of any objections to the Merger, written demands for payment of fair value of any shares of Patapsco Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the MGCL and received by Patapsco relating to stockholders' dissenters' rights and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the MGCL consistent with the obligations of Patapsco thereunder. Patapsco shall not, except with the prior written consent of Newco, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for payment of fair value or (z) waive any failure to timely deliver a written demand for payment of fair value or timely take any other action to perfect payment of fair value rights in accordance with the MGCL.

     2.13 Bank Merger. Concurrently with or as soon as practicable after the execution and delivery of this Agreement, Bradford Bank and The Patapsco Bank, a wholly owned subsidiary of Patapsco, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit C, pursuant to which The Patapsco Bank will merge with and into Bradford Bank (the "Bank Merger"). The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

     2.14 The Conversion. Contemporaneous with the adoption of this Agreement, the Board of Directors of MHC is adopting the Plan of Conversion to convert into the capital stock form of organization. Newco is being organized to become the parent of Bradford Bank and to offer for sale shares of common stock to the Participants (as defined in the Plan of Conversion) in the Conversion. The price per share of the shares of Newco Common Stock to be issued in the Conversion is referred to as the "Initial Offering Price." The Initial Offering Price is expected to be $10.00. The shares of Newco Common Stock to be issued in connection with the Merger may be either shares unsubscribed for in the Conversion subscription or community offerings, or to the extent such shares are unavailable, authorized but unissued shares of Newco Common Stock, which shares shall be issued immediately following completion of the Conversion.

     2.15 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Bradford or Newco shall be entitled to revise the structure of the Merger, the Bank Merger or the Conversion, provided that (i) there are no adverse federal or state income tax consequences to Patapsco stockholders as a result of the modification; (ii) the consideration to be paid to the holders of Patapsco Common Stock under this Agreement is not thereby changed in kind or value or reduced in amount as a result of such change in structure and, in the case of any revision to the structure of the Conversion, the pro forma capitalization of Newco (or the corporation issuing its capital stock to Patapsco stockholders giving effect to such revision) shall not be materially different than that contemplated by the Plan of Conversion; and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. Each of the parties hereto agrees to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

     2.16 Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties hereto that the Bradford Parties by reason of this Agreement shall not be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, Patapsco or to exercise, directly or indirectly, a controlling influence over the management or policies of Patapsco.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1 Disclosure Letters. Prior to the execution and delivery of this Agreement, the Bradford Parties and Patapsco have each delivered to the other a letter (each, its "Disclosure Letter") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate). Any disclosures made with respect to a subsection of Section
3.2 or 3.3 shall be deemed to qualify (i) any subsections of Section 3.2 or 3.3 specifically referenced or cross-referenced and (ii) other subsections of
Section 3.2 or 3.3 to the extent that it is reasonably apparent (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure is relevant to such other subsections and contains sufficient detail to enable a reasonable person to recognize the relevance of such disclosure to such other subsections.

     3.2 Representations and Warranties of Patapsco. Patapsco represents and warrants to the Bradford Parties that, except as disclosed in Patapsco's Disclosure Letter:

          (a) Organization and Qualification. Patapsco is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is registered as a bank holding company under the BHC Act. Patapsco has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Patapsco is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on Patapsco.

          (b) Subsidiaries.

              (i) Patapsco's Disclosure Letter sets forth with respect to each of Patapsco's Subsidiaries its name, its jurisdiction of incorporation, Patapsco's percentage ownership, the number of shares of stock owned or controlled by Patapsco and the name and number of shares held by any other person who owns any stock of the Subsidiary. Patapsco owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to Patapsco's right to vote or dispose of any equity securities of its Subsidiaries. Patapsco's ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by bank holding companies.

              (ii) Each of Patapsco's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on such Subsidiary.

              (iii) The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of Patapsco are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

              (iv) No Subsidiary of Patapsco other than The Patapsco Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. The Patapsco Bank's deposits are insured by the FDIC to the fullest extent permitted by law. The Patapsco Bank is a member in good standing of the Federal Home Loan Bank of Atlanta.

          (c) Capital Structure.

              (i) The authorized capital stock of Patapsco consists of 4,000,000 shares of Patapsco Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share.

              (ii) As of the date of this Agreement: (A) 1,889,033 shares of Patapsco Common Stock are issued and outstanding and no shares of preferred stock are outstanding; and (B) no shares of Patapsco Common Stock are reserved for issuance except for 68,297 shares of Patapsco Common Stock reserved for issuance upon the exercise of Patapsco Options issued pursuant to the Patapsco Stock Plans and 40,769 shares of Patapsco Common Stock reserved for issuance in connection with outstanding deferred compensation obligations. All of the issued and outstanding shares of Patapsco Common Stock have been, and all shares of Patapsco Common Stock that may be issued upon the exercise of Patapsco Stock Options will be, when issued in accordance with the terms thereof, validly issued, fully paid and nonassessable and are free of preemptive rights.

              (iii) Set forth in Patapsco's Disclosure Letter is a complete and accurate list of all outstanding Patapsco Options, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination, shares subject to each grant and whether stock appreciation, limited or other similar rights were granted in connection with such options. The per share exercise price or purchase price for each Patapsco Option is equal to or greater than the fair market value of the underlying shares of Patapsco Common Stock determined as prescribed by the relevant Patapsco Stock Plan on the effective date of the corporate action effectuating the grant of such Patapsco Option.

              (iv) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Patapsco may vote are issued or outstanding.

              (v) Except pursuant to the Patapsco Stock Plans, neither Patapsco nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Patapsco or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Patapsco or obligating Patapsco or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Patapsco or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Patapsco or any of its Subsidiaries.

          (d) Authority. Patapsco has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of Patapsco's Board of Directors. The Board of Directors of Patapsco has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Patapsco and its stockholders and has directed that this Agreement and the transactions contemplated by this Agreement be submitted to Patapsco's stockholders for adoption at a duly held meeting of such stockholders and, except for the approval of this Agreement and the transactions contemplated by this Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Patapsco Common Stock entitled to vote on such proposal at such meeting at which a quorum is present, no other corporate proceedings on the part of Patapsco are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Patapsco and constitutes a valid and binding obligation of Patapsco, enforceable against Patapsco in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

          (e) No Violations. The execution, delivery and performance of this Agreement by Patapsco do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Patapsco or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of incorporation or bylaws of Patapsco or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Patapsco or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Patapsco or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Patapsco.

          (f) Consents and Approvals. Except for (i) the filing of the Merger Registration Statement and the declaration of effectiveness of the Merger

Registration Statement by the SEC, and such proxy solicitation materials and reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (ii) the filing of the Articles of Merger with the SDAT and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which Patapsco and its Subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (iii) the approval of FRB under the BHC Act in connection with the merger of Patapsco and Newco, or the waiver thereof; (iv) the approval or non-objection of the OTS under the HOLA in connection with the merger of Patapsco and Newco and the approval of the OTS under the BMA in connection with the merger of Bradford Bank and The Patapsco Bank; and (v) the approval of the Maryland Superintendent of Financial Regulation in connection with the acquisition of the voting stock of The Patapsco Bank as a result of the merger of Patapsco and Newco, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Patapsco of this Agreement and (B) the consummation by Patapsco of the Merger and the other transactions contemplated by this Agreement. As of the date hereof, Patapsco has no knowledge of any reason pertaining to Patapsco why any of the approvals referred to in this
Section 3.2(f) should not be obtained without the imposition of any material condition or restriction described in Section 6.1(b).

          (g) Governmental Filings. Patapsco and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2004 with (i) the FRB, (ii) the FDIC, (iii) the Maryland Office of Financial Regulation or any state regulatory authority, (iv) the SEC, and (v) each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2004, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Government Regulator, and have paid all fees and assessments due and payable in connection therewith. No administrative actions have been taken or, to the knowledge of Patapsco, threatened or orders issued in connection with any such report, registration or statement. As of their respective dates, each such report, registration and statement complied in all material respects with all laws or regulations under which it was filed (or was amended so as to be in compliance promptly following discovery of such noncompliance).

          (h) Securities Filings. Patapsco has previously made available to Newco an accurate and complete copy of each (i) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 2004 by Patapsco with the SEC pursuant to the Securities Act or the Exchange Act (collectively, "Patapsco's Reports"), and prior to the date of this Agreement and (ii) communication mailed by Patapsco to its stockholders since January 1, 2004 and prior to the date of this Agreement. None of Patapsco's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all of Patapsco's Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of Patapsco included in Patapsco's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

          (i) Financial Statements. Patapsco has previously made available to Newco copies of (i) the consolidated balance sheets of Patapsco and its Subsidiaries as of June 30, 2006 and 2005 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the years in the two-year period ended June 30, 2006, together with the notes thereto, accompanied by the audit report of Patapsco's independent public auditors, as reported in Patapsco's Annual Report on Form 10-KSB for the year ended June 30, 2006 filed with the SEC and (ii) the unaudited consolidated balance sheet of Patapsco and its Subsidiaries as of December 31, 2006 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the three and six months ended December 31, 2006, as reported in Patapsco's Quarterly Report on Form 10-QSB for the period ended December 31, 2006 filed with the SEC. Such financial statements were prepared from the books and records of Patapsco and its Subsidiaries, fairly present the consolidated financial position of Patapsco and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of Patapsco and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; provided, however, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other disclosures to the extent permitted under applicable regulations. The books and records of Patapsco and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

          (j) Undisclosed Liabilities. Neither Patapsco nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of Patapsco as of December 31, 2006 included in Patapsco's Quarterly Report on Form 10-QSB for the period ended December 31, 2006, except for (i) liabilities incurred since December 31, 2006 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Patapsco and (ii) liabilities incurred for legal, accounting, financial advising fees, out-of-pocket and other expenses in connection with the transactions contemplated by this Agreement.

          (k) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or as disclosed in Patapsco's Reports filed prior to the date of this Agreement, since December 31, 2006:

              (i) Patapsco and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices;

              (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Patapsco;

              (iii) Patapsco has not declared, paid or set aside any dividends or distributions with respect to the Patapsco Common Stock, other than regular quarterly cash dividends not in excess of $.07 per share on Patapsco Common Stock;

              (iv) except for supplies or equipment purchased in the ordinary course of business, neither Patapsco nor any of its Subsidiaries have made any capital expenditures exceeding individually or in the aggregate $25,000;

              (v) there has not been any write-down by The Patapsco Bank in excess of $25,000 with respect to any of its Loans or other real estate owned;

              (vi) there has not been any sale, assignment or transfer of any assets by Patapsco or any of its Subsidiaries in excess of $25,000 other than in the ordinary course of business or pursuant to a contract or agreement disclosed in Patapsco's Disclosure Letter;

              (vii) there has been no increase in the salary, compensation, pension, severance or other benefits payable or to become payable by Patapsco or any of its Subsidiaries to any of their respective directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business;

              (viii) neither Patapsco nor any of its Subsidiaries has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees;

              (ix) neither Patapsco nor any of its Subsidiaries has entered into or amended any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any current or former director or officer; and

              (x) there has been no change in any accounting principles, practices or methods of Patapsco or any of its Subsidiaries other than as required by GAAP.

          (l) Litigation. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of Patapsco, threatened against or affecting Patapsco or any of its Subsidiaries or any property or asset of Patapsco or any of its Subsidiaries. To the knowledge of Patapsco, there are no investigations, reviews or inquiries by any court or Governmental Entity pending or threatened against Patapsco or any of its Subsidiaries. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against Patapsco or any of its Subsidiaries that have not been satisfied or that enjoin Patapsco or any of its Subsidiaries from taking any action.

          (m) Absence of Regulatory Actions. Since January 1, 2004, neither Patapsco nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no violations, criticisms or exceptions by any Government Regulator with respect to any report or statement relating to any examinations of Patapsco or its Subsidiaries that have not been addressed by Patapsco.

          (n)  Compliance  with  Laws.  Patapsco  and  each of its  Subsidiaries conducts its business in material compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it. Patapsco and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of Patapsco, no suspension or cancellation of any of them is threatened. Neither Patapsco nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Patapsco.

          (o) Taxes. All federal, state, local and foreign Tax returns required to be filed by or on behalf of Patapsco or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All Taxes shown on such returns, all Taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Patapsco or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on Patapsco's balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any Taxes of Patapsco or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where Patapsco or any of its Subsidiaries do not file Tax returns that Patapsco or any such Subsidiary is subject to taxation in that jurisdiction. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Patapsco or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on Patapsco's balance sheet (in accordance with GAAP). Patapsco and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect. Patapsco and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Patapsco and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements. Neither Patapsco nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement in the payment of any "excess parachute payments" within the meaning of Section 280G of the IRC and neither Patapsco nor any of its Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payments (including any deemed payment of compensation upon the exercise of a Patapsco Option or upon the issuance of any Patapsco Common Stock), that would not be fully deductible by reason of Section 162(m) of the IRC.

          (p) Agreements.

              (i) Except as set forth in the exhibit index for Patapsco's Annual Report on Form 10-KSB for the year ended June 30, 2006 or as set forth in
Section 3.2(p) of Patapsco's Disclosure Letter, neither Patapsco nor any of its Subsidiaries is a party to or bound by:

                    (A) any agreement relating to the incurring of indebtedness or guarantee thereof by Patapsco or any of its Subsidiaries in an amount in excess in the aggregate of $250,000, other than deposit liabilities and advances from the Federal Home Loan Bank of Atlanta;

                    (B) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

                    (C) any non-competition or exclusive dealing agreement, or any other agreement or obligation which purports to limit or restrict in any material respect (1) the ability of Patapsco or its Subsidiaries to solicit customers or (2) the manner in which, or the localities in which, all or any portion of the business of Patapsco and its Subsidiaries or, following consummation of the transactions contemplated by this Agreement, Newco and its Subsidiaries, is or would be conducted;

                    (D) any contract or agreement providing for any payments that are conditioned, in whole or in part, on a change of control of Patapsco or any of its Subsidiaries;

                    (E) any agreement providing for the indemnification by Patapsco or a Subsidiary of Patapsco of any person other than with vendors providing goods or services to Patapsco or its Subsidiaries where the potential indemnity obligations thereunder are not reasonably expected to be material to Patapsco;

                    (F) any joint venture or partnership agreement material to Patapsco;

                    (G) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of Patapsco any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business;

                    (H) any employment agreement with, or any agreement or arrangement that contains any severance pay or post-employment liabilities or obligations to, any current or former director, officer or employee of Patapsco or its Subsidiaries;

                    (I) any agreement material to Patapsco and its Subsidiaries taken as a whole pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property (as defined in Section 3.2(q)), whether Patapsco or its Subsidiary is the licensee or licensor thereunder;

                    (J) any contract or agreement material to Patapsco and its Subsidiaries taken as a whole providing for the outsourcing or provision of servicing of customers, technology or product offerings of Patapsco or its Subsidiaries; and

          A complete and correct copy of each agreement listed in Section 3.2(p) of Patapsco's Disclosure Letter has previously been provided to Newco.

                    (K) any contract or other agreement not made in the ordinary course of business which (1) is material to Patapsco and its Subsidiaries taken as a whole or (2) which would reasonably be expected to materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement.

              (ii) Neither Patapsco nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of Patapsco, no other party to any such agreement (excluding any loan or extension of credit made by Patapsco or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Patapsco.

          (q) Intellectual Property. Patapsco and each of its Subsidiaries owns or possesses valid licenses or other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its business. Patapsco's Disclosure Letter sets forth a complete and correct list of all material trademarks, trade names, service marks and copyrights owned by or licensed to Patapsco or any of its Subsidiaries for use in its business, and all licenses and other agreements relating thereto and all agreements relating to third party intellectual property that Patapsco or any of its Subsidiaries is licensed or authorized to use in its business, including without limitation any software licenses (collectively, the "Intellectual Property"). With respect to each item of Intellectual Property owned by Patapsco or any of its Subsidiaries, the owner possesses all right, title and interest in and to the item, free and clear of any Lien. With respect to each item of Intellectual Property that Patapsco or any of its Subsidiaries is licensed or authorized to use, the license, sublicense or agreement covering such item is legal, valid, binding, enforceable and in full force and effect. Neither Patapsco nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party (including any claims that Patapsco or any of its Subsidiaries must license or refrain from using any intellectual property rights of a third party). To the knowledge of Patapsco, neither Patapsco nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and, to the knowledge of Patapsco, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of Patapsco or any of its Subsidiaries.

          (r) Labor Matters. Patapsco and its Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither Patapsco nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Patapsco or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor, to the knowledge of Patapsco, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving Patapsco or any of its Subsidiaries pending or, to the knowledge of Patapsco, threatened.

          (s) Employee Benefit Plans.

              (i) Patapsco's  Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Patapsco or any of its Subsidiaries (hereinafter referred to collectively as the "Patapsco Employee Plans"). Patapsco has previously delivered or made available to Newco true and complete copies of each agreement, plan and other documents referenced in Patapsco's Disclosure Letter, along with, where applicable, copies of the IRS Form 5500 or 5500-C for the most recently completed year. There has been no announcement or commitment by Patapsco or any of its Subsidiaries to create an additional Patapsco Employee Plan, or to amend any Patapsco Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Patapsco Employee Plan.

              (ii) There is no pending or, to the knowledge of Patapsco, threatened litigation, administrative action or proceeding relating to any Patapsco Employee Plan. All of the Patapsco Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the Patapsco Employee Plans which is likely to result in the imposition of any penalties or taxes upon Patapsco or any of its Subsidiaries under Section 502(i) of ERISA or
Section 4975 of the IRC.

              (iii) Neither Patapsco, its Subsidiaries nor any ERISA Affiliates maintains or has maintained during the last ten years a Patapsco Employee Plan which is subject to Title IV of ERISA or which is subject to the minimum funding requirements of Section 412 of the Code. Neither Patapsco, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in
Section 3(37) of ERISA, on or after September 26, 1980.

              (iv) Each Patapsco Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "Patapsco Qualified Plan") has received a favorable determination letter from the IRS, and Patapsco and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each Patapsco Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all material respects and any assets of any such Patapsco Qualified Plan that, as of the end of the plan year, are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

              (v) With respect to each Patapsco Employee Plan that is a "multiple employer plan" (as defined in Section 4063 of ERISA): (A) none of Patapsco or any of its Subsidiaries, nor any of their respective ERISA Affiliates, has received any notification, nor has any actual knowledge, that if Patapsco or any of its Subsidiaries or any of their respective ERISA Affiliates were to experience a withdrawal or partial withdrawal from such plan it would incur withdrawal liability that would be reasonably likely to have a Material Adverse Effect on Patapsco; and (B) none of Patapsco or any of its Subsidiaries, nor any of their respective ERISA Affiliates, has received any notification, nor has any reason to believe, that any Patapsco Employee Plan is in reorganization, has been terminated, is insolvent, or may be in reorganization, become insolvent or be terminated.

              (vi) Neither Patapsco nor any of its Subsidiaries has any obligations for post-retirement or post-employment benefits under any Patapsco Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals.

              (vii) All contributions required to be made with respect to any Patapsco Employee Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Patapsco Employee Plan, for any period through the date hereof have been timely made or paid in full, or to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of Patapsco. Each Patapsco Employee Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (A) is funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the IRC or (B) is unfunded.

          (t) Properties.

              (i) A list and description of all real property owned or leased by Patapsco or a Subsidiary of Patapsco is set forth in Patapsco's Disclosure Letter. Patapsco and each of its Subsidiaries has good and marketable title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens except (i) liens for taxes not yet due and payable and (ii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. Each lease pursuant to which Patapsco or any of its Subsidiaries as lessee, leases real or personal property is valid and in full force and effect and neither Patapsco nor any of its Subsidiaries, nor, to the knowledge of Patapsco, any other party to any such lease, is in default or in violation of any material provisions of any such lease. A complete and correct copy of each such lease has previously been provided to Newco. All real property owned or leased by Patapsco or any of its Subsidiaries are in a good state of maintenance and repair (normal wear and tear excepted), conform in all material respects with all applicable ordinances, regulations and zoning laws and are considered by Patapsco to be adequate for the current business of Patapsco and its Subsidiaries. To the knowledge of Patapsco, none of the buildings, structures or other improvements located on any real property owned or leased by Patapsco or any of its Subsidiaries encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

              (ii) Patapsco and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it, free and clear of all Liens except such Liens, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of Patapsco and its Subsidiaries that is leased rather than owned, neither Patapsco nor any of its Subsidiaries is in default under the terms of any such lease.

          (u) Fairness Opinion. Patapsco has received the opinion of Sandler O'Neill & Partners, L.P. to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Patapsco's stockholders.

          (v) Fees. Other than for financial advisory services performed for Patapsco by Sandler O'Neill & Partners, L.P. pursuant to an agreement dated November 1, 2006, a complete and correct copy of which has previously been provided to Newco, neither Patapsco nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Patapsco or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (w) Environmental Matters.

              (i) Each of Patapsco and its Subsidiaries, the Participation Facilities, and, to the knowledge of Patapsco, the Loan Properties are, and have been, in substantial compliance with all Environmental Laws.

              (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Patapsco, threatened, before any court, governmental agency or board or other forum against Patapsco or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Patapsco or any of its Subsidiaries or any Participation Facility.

              (iii) To the knowledge of Patapsco, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Patapsco or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

                  (iv) Neither Patapsco nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

              (v) There are no underground storage tanks at any properties owned or operated by Patapsco or any of its Subsidiaries or any Participation Facility. Neither Patapsco nor any of its Subsidiaries nor, to the knowledge of Patapsco, any other person or entity, has closed or removed any underground storage tanks from any properties owned or operated by Patapsco or any of its Subsidiaries or any Participation Facility.

              (vi) During the period of (A) Patapsco's or its Subsidiary's ownership or operation of any of their respective current properties or (B) Patapsco's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of Patapsco, prior to the period of (A) Patapsco's or its Subsidiary's ownership or operation of any of their respective current properties or (B) Patapsco's or its Subsidiary's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

          (x) Loan Portfolio; Allowance for Loan Losses.

              (i)  With   respect  to  each  Loan  owned  by   Patapsco  or  its
Subsidiaries in whole or in part:

                    (A) The note and the  related  security  documents  are each
legal,  valid  and  binding   obligations  of  the  maker  or  obligor  thereof,
enforceable against such maker or obligor in accordance with their terms;

                    (B) neither Patapsco nor any of its Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                    (C) Patapsco or a Subsidiary of Patapsco is the sole holder of legal and beneficial title to each Loan (or Patapsco's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of Patapsco or a Subsidiary of Patapsco;

                    (D) the original note and the related security documents are included in the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file; and

                    (E) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (ii) Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor Patapsco's practices of approving or rejecting Loan applications, violate in any material respect any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.

              (iii) The allowance for loan losses reflected in Patapsco's audited balance sheet at June 30, 2006 was, and the allowance for loan losses shown on the balance sheets in Patapsco's Reports for periods ending after such date, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

          (y) Anti-takeover Provisions Inapplicable. Patapsco and its Subsidiaries have taken all actions required to exempt Newco, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

          (z) Material Interests of Certain Persons. No current or former officer or director of Patapsco, or any family member or affiliate of any such person, has any material interest, directly or indirectly, in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Patapsco or any of its Subsidiaries.

          (aa) Insurance. In the opinion of management, Patapsco and its Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Patapsco's Disclosure Letter contains a list of all policies of insurance carried and owned by Patapsco or any of Patapsco's Subsidiaries showing the name of the insurance company and agent, the nature of the coverage, the policy limit, the annual premiums and the expiration date. All of the insurance policies and bonds maintained by Patapsco and its Subsidiaries are in full force and effect, Patapsco and its Subsidiaries are not in default thereunder, all premiums and other payments due under any such policy have been paid and all material claims thereunder have been filed in due and timely fashion.

          (bb) Investment Securities; Derivatives.

              (i) Except for restrictions that exist for securities that are classified as "held to maturity," none of the investment securities held by Patapsco or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

              (ii) Neither Patapsco nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

          (cc) Indemnification. Except as provided in the articles of incorporation or bylaws of Patapsco and the similar organizational documents of its Subsidiaries, neither Patapsco nor any of its Subsidiaries is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of Patapsco and, to the knowledge of Patapsco, there are no claims for which any such person would be entitled to indemnification under the articles of incorporation or bylaws of Patapsco or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

          (dd) Corporate Documents and Records. Patapsco has previously delivered to Newco a complete and correct copy of the articles of incorporation, bylaws and similar organizational documents of Patapsco and each of Patapsco's Subsidiaries, as in effect as of the date of this Agreement. Neither Patapsco nor any of Patapsco's Subsidiaries is in violation of its articles of incorporation, bylaws or similar organizational documents. The minute books of Patapsco and each of Patapsco's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

          (ee) Information Supplied. The information regarding Patapsco and its Subsidiaries to be supplied by Patapsco for inclusion in the Proxy Statement, the Merger Registration Statement, the Conversion Registration Statement, any filings or approvals under applicable state securities laws or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (ff) CRA, Anti-Money Laundering, OFAC and Customer Information Security. The Patapsco Bank has received a rating of "Satisfactory" or better in its most recent examination or interim review with respect to the CRA. Patapsco is not aware of, and has not been advised of, any facts or circumstances exist that would cause The Patapsco Bank or any other Subsidiary of Patapsco: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than "satisfactory"; or (ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by The Patapsco Bank. Patapsco is not aware of any facts or circumstances that would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner which would cause either Patapsco or any of its Subsidiaries to undertake any remedial action. The Board of Directors of The Patapsco Bank (or where appropriate of any other Subsidiary of Patapsco) has adopted, and The Patapsco Bank (or such other Subsidiary of Patapsco) has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and The Patapsco Bank (or such other Subsidiary of Patapsco) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

          (gg) Internal Controls.

              (i) Patapsco has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (A) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Patapsco; (B) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied; and (C) access to the material properties and assets of Patapsco is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Patapsco.

              (ii) Patapsco (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Patapsco, including its
Subsidiaries, is made known to the chief executive officer and the chief financial officer of Patapsco by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Patapsco's outside auditors and the audit committee of Patapsco's Board of Directors (1) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Patapsco's ability to record, process, summarize and report financial information, and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Patapsco's internal controls over financial reporting. Any such disclosures were made in writing by management to Patapsco's auditors and audit committee and a copy has previously been made available to Newco. As of the date hereof, there is no reason to believe that Patapsco's chief executive officer and chief financial officer will not be able to give the certifications required under SEC regulations when next due.

              (iii) Since January 1, 2004, (A) through the date hereof, neither Patapsco nor any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Patapsco or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Patapsco or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing Patapsco or any of its Subsidiaries, whether or not employed by Patapsco or any of its Subsidiaries, has reported evidence of a material violation of securities laws, federal banking laws and regulations, breach of fiduciary duty or similar violation by Patapsco or any of its officers, directors, employees or agents to the Board of Directors of Patapsco or any committee thereof or to any director or officer of Patapsco.

          (hh) Tax Treatment of the Merger. Patapsco has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368 of the IRC.

         3.3 Representations and Warranties of the Bradford Parties. Each of the Bradford Parties, severally and not jointly, represents and warrants to Patapsco that, except as set forth in the Bradford Parties' Disclosure Letter:

          (a) Organization and Qualification.

              (i) MHC is a federally chartered mutual holding company duly organized, validly existing and in good standing under the laws of the United States and is registered as a savings and loan holding company under the HOLA. MHC has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. MHC is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on the Bradford Parties.

              (ii) Bradford is a federal corporation duly organized, validly existing and in good standing under the laws of the United States and is registered as a savings and loan holding company under the HOLA. Bradford has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Bradford is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on the Bradford Parties.

              (iii) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Newco has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Newco is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on the Bradford Parties.

          (b) Subsidiaries. Bradford owns of record and beneficially all the capital stock of Bradford Bank free and clear of any Liens. Following completion of the Conversion, Newco will own of record and beneficially all of the capital stock of Bradford Bank free and clear of any Liens. Bradford Bank is a bank duly organized and validly existing under the laws of the United States, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on the Bradford Parties. No Subsidiary of Bradford other than Bradford Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. Bradford Bank's deposits are insured by the FDIC to the fullest extent permitted by law. Bradford Bank is a member in good standing of the Federal Home Loan Bank of Atlanta.

          (c) Capital Structure.

              (i) The authorized capital stock of Bradford consists of 10,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. MHC owns of record and beneficially all the capital stock of Bradford free and clear of any Liens.

              (ii) The authorized capital stock of Newco consists of 100,000,000 shares of Newco Common Stock, of which 1,000 shares are outstanding, and 10,000,000 shares of preferred stock, par value $.01 per share, none of which are outstanding. Bradford Bank owns of record and beneficially all the outstanding Newco Common Stock free and clear of any Liens.

              (iii) The shares of Newco Common Stock to be issued in exchange for shares of Patapsco Common Stock upon consummation of the Merger in accordance with this Agreement have been duly authorized and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

              (iv) Neither Bradford nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Bradford or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Bradford or obligating Bradford or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement.

          (d) Authority. MHC, Bradford, Bradford Bank and Newco each has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of the Boards of Directors of MHC, Bradford, Bradford Bank and Newco, by Bradford as the sole stockholder of Bradford Bank and by Bradford Bank as the sole stockholder of Newco. Except for the approval of the members of MHC in connection with the Conversion as described in the Plan of Conversion, no other corporate proceedings on the part of MHC, Bradford, Bradford Bank and Newco are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by MHC, Bradford, Bradford Bank and Newco and constitutes a valid and binding obligation of MHC, Bradford, Bradford Bank and Newco, enforceable against MHC, Bradford, Bradford Bank and Newco in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

          (e) No Violations. The execution, delivery and performance of this Agreement by MHC, Bradford, Bradford Bank and Newco do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which MHC, Bradford, Bradford Bank and Newco or any of their respective Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of incorporation or bylaws of MHC, Bradford, Bradford Bank and Newco or the similar organizational documents of any of their respective Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of MHC, Bradford, Bradford Bank and Newco or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which MHC, Bradford, Bradford Bank and Newco or any of their respective Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Bradford Parties.

          (f) Consents and Approvals. Except for (i) the regulatory approvals required for the completion of the Conversion, as described in the Plan of Conversion, (ii) the filing by Newco with the SEC of the Merger Registration
Statement and the declaration of effectiveness of the Merger Registration Statement by the SEC; (iii) the filing of the Articles of Merger with the SDAT and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which Patapsco and its Subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws;
(iv) the approval of the FRB under the BHC Act in connection with the merger of Patapsco and Newco, or the waiver thereof; (v) the approval or non-objection of the OTS under the HOLA in connection with the merger of Patapsco and Newco and the approval of the OTS under the BMA in connection with the merger of Bradford Bank and The Patapsco Bank; and (vi) the approval of the Maryland Superintendent of Financial Regulation in connection with the acquisition of the voting stock of The Patapsco Bank as a result of the merger of Patapsco and Newco, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by MHC, Bradford, Bradford Bank and Newco of this Agreement and (B) the consummation by Newco of the Merger and the other transactions contemplated by this Agreement. As of the date hereof, neither MHC, Bradford, Bradford Bank nor Newco knows of no reason pertaining to MHC, Bradford, Bradford Bank and Newco why any of the approvals referred to in this Section 3.3(f) should not be obtained without the imposition of any material condition or restriction described in Section 6.1(b).

          (g) Governmental Filings. MHC, Bradford and Bradford Bank have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2004 with (i) the OTS, (ii) the FDIC, and (iii) each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2004, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Government Regulator, and have paid all fees and assessments due and payable in connection therewith. No administrative actions have been taken or, to the knowledge of MHC, Bradford and Bradford Bank, threatened or orders issued in connection with any such report, registration or statement. As of their respective dates, each such report, registration and statement complied in all material respects with all laws or regulations under which it was filed (or was amended so as to be in compliance promptly following discovery of such noncompliance).

          (h) Financial Statements. MHC has previously made available to Patapsco copies of (i) the consolidated balance sheets of MHC and its Subsidiaries as of December 31, 2005 and 2004 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of

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

the years in the two-year period ended December 31, 2005, together with the notes thereto, accompanied by the audit report of Bradford's independent public auditors, and (ii) the unaudited consolidated balance sheet of MHC and its Subsidiaries as of September 30, 2006 and the related consolidated statements of income for the nine months ended September 30, 2006. Such financial statements were prepared from the books and records of MHC and its Subsidiaries, fairly present the consolidated financial position of MHC and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of MHC and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; provided, however, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack statements of cash flows and changes in stockholders' equity and footnotes. The books and records of MHC and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

          (i) Undisclosed Liabilities. Neither MHC, Bradford, Bradford Bank nor Newco nor any of their respective Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of Bradford as of September 30, 2006, except for (i) liabilities incurred since September 30, 2006 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Bradford and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

          (j) Absence of Certain  Changes or Events.  Since  September 30, 2006,
(i) MHC, Bradford, Bradford Bank and Newco and their respective Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices and (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on the Bradford Parties.

          (k) Litigation. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of MHC, Bradford, Bradford Bank and Newco, threatened against or affecting MHC, Bradford, Bradford Bank and Newco or any of their Subsidiaries or any property or asset of MHC, Bradford, Bradford Bank and Newco or any of their respective Subsidiaries. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against MHC, Bradford, Bradford Bank and Newco or any of their respective Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Bradford Parties.

          (l) Absence of Regulatory Actions. Since January 1, 2004, neither MHC, Bradford, Bradford Bank nor any of their respective Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Government

Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no unresolved violations, criticisms or exceptions by any Government Regulator with respect to any report or statement relating to any examinations of MHC, Bradford, Bradford Bank or their respective Subsidiaries.

          (m) Compliance with Laws. Each of MHC, Bradford, Bradford Bank and Newco conducts its business in material compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it. Each of MHC, Bradford, Bradford Bank and Newco has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of MHC, Bradford, Bradford Bank and Newco, no suspension or cancellation of any of them is threatened. Neither MHC, Bradford, Bradford Bank nor Newco has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bradford.

          (n) Information Supplied. The information to be supplied by the Bradford Parties, including any information related to any entities to be acquired by them, for inclusion in the Merger Registration Statement, the Conversion Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Patapsco or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Merger Registration Statement and the Conversion Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

          (o) Environmental Matters.

              (i) Each of Bradford and its Subsidiaries are, and have been, in substantial compliance with all Environmental Laws.

              (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Bradford, threatened, before any court, governmental agency or board or other forum against Bradford or any of its Subsidiaries (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Bradford or any of its Subsidiaries.

              (iii) To the knowledge of Bradford, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Bradford or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

              (iv) Neither Bradford nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

              (v) There are no underground storage tanks at any properties owned or operated by Bradford or any of its Subsidiaries or any Participation Facility. Neither Bradford nor any of its Subsidiaries nor, to the knowledge of Bradford, any other person or entity, has closed or removed any underground storage tanks from any properties owned or operated by Bradford or any of its Subsidiaries or any Participation Facility.

              (vi) During the period of Bradford's or its Subsidiary's ownership or operation of any of their respective current properties, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of Bradford, prior to the period of Bradford's or its Subsidiary's ownership or operation of any of their respective current properties, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

          (p) CRA, Anti-Money Laundering, OFAC and Customer Information Security. Bradford Bank has received a rating of "Satisfactory" or better in its most recent examination or interim review with respect to the CRA. Bradford is not aware of, and has not been advised of, any facts or circumstances exist that would cause Bradford Bank or any other Subsidiary of Bradford: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than "satisfactory"; or
(ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Bradford Bank. Bradford is not aware of any facts or circumstances that would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner which would cause either Bradford or any of its Subsidiaries to undertake any remedial action. The Board of Directors of Bradford Bank (or where appropriate of any other Subsidiary of Bradford) has adopted, and Bradford Bank (or such other Subsidiary of Bradford) has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and Bradford Bank (or such other Subsidiary of Bradford) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

          (q) Internal Controls.

              (i) Bradford and Bradford Bank have devised and maintained, and Newco will have at the Effective Time, a system of internal accounting controls sufficient to provide reasonable assurances that: (A) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Bradford and Bradford Bank; (B) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied; and (C) access to the material properties and assets of Bradford and Bradford Bank is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Bradford and Bradford Bank.

              (ii) Since January 1, 2004, (A) through the date hereof, neither Bradford nor Bradford Bank has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Bradford or Bradford Bank or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Bradford or Bradford Bank or any of their respective Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing Bradford, Bradford Bank or any of their respective Subsidiaries, whether or not employed by Bradford or Bradford Bank or any of their respective Subsidiaries, has reported evidence of a material violation of securities laws, federal banking laws and regulations, breach of fiduciary duty or similar violation by Bradford or Bradford Bank or any of their officers, directors, employees or agents to the Board of Directors of Bradford or Bradford Bank or any committee thereof or to any director or officer of Bradford or Bradford Bank.

          (r) Tax Treatment of the Merger. Neither MHC, Bradford, Bradford Bank nor Newco has any knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368 of the IRC.

          (s) Availability of Funds. Newco will have available to it at the Effective Time sources of capital sufficient to pay the aggregate Cash Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

          (t) Pending Acquisitions. As of the date hereof, Bradford Bank and the MHC have entered into an Agreement and Plan of Merger, dated as of January 2, 2007, with Golden Prague Federal Savings and Loan Association and an Agreement and Plan of Merger, dated as of January 25, 2007, with Senator Bank (together, the "Pending Merger Agreements"). Golden Prague Federal Savings and Loan Association and Senator Bank are referred to collectively as the "Target Organizations". Bradford has previously made available to Patapsco copies of the Pending Merger Agreements, including all exhibits and disclosure schedules thereto. To Bradford's knowledge, each of the representations and warranties of the Target Organizations contained in the Pending Merger Agreements were accurate as of the date of such agreements and are accurate as of the date of this Agreement, except for such inaccuracies that would not have a Material Adverse Effect on the Bradford Parties. To Bradford's knowledge, none of the parties to the Pending Merger Agreements are in breach thereof. Bradford has previously made available to Patapsco copies of all regulatory applications, notices and other information (the "Pending Merger Applications") that have been filed with Government Entities with respect to the acquisition of the Target Organizations. To Bradford's knowledge, all the information contained in the Pending Merger Applications is accurate. Bradford knows of no reason why all approvals, consents and clearances necessary for the consummation of the transactions contemplated by the Pending Merger Agreements will not be received by July 31, 2007.

          (u) Employee Benefit Plans.

              (i) Bradford's  Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Bradford or any of its Subsidiaries (hereinafter referred to collectively as the "Bradford Employee Plans"). Bradford has previously delivered or made available to Patapsco true and complete copies of each agreement, plan and other documents referenced in Bradford's Disclosure Letter, along with, where applicable, copies of the IRS Form 5500 or 5500-C for the most recently completed year. Each Bradford Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS, and Bradford and its subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter.

              (ii) There is no pending or, to the knowledge of Bradford, threatened litigation, administrative action or proceeding relating to any Bradford Employee Plan. All of the Bradford Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the Bradford Employee Plans which is likely to result in the imposition of any penalties or taxes upon Bradford or any of its Subsidiaries under Section 502(i) of ERISA or
Section 4975 of the IRC.

              (iii) Neither Bradford, its Subsidiaries nor any ERISA Affiliates maintains or has maintained during the last ten years a Bradford Employee Plan which is subject to Title IV of ERISA or which is subject to the minimum funding requirements of Section 412 of the Code. Neither Bradford, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in
Section 3(37) of ERISA, on or after September 26, 1980.

                                   ARTICLE IV
                           CONDUCT PENDING THE MERGER

     4.1 Forbearances by Patapsco. Except as set forth in its Disclosure Letter and except as expressly contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Effective Time, Patapsco shall not, nor shall Patapsco permit any of its Subsidiaries to, without the prior written consent of the Bradford Parties, which consent shall not be unreasonably withheld:

          (a) conduct its business other than in the regular, ordinary and usual course consistent with past practice; fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

          (b) (i) incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than (A) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (B) advances from the Federal Home Loan Bank of Atlanta with a maturity of not more than one year;

              (ii) prepay any indebtedness or other similar arrangements so as to cause Patapsco to incur any prepayment penalty thereunder;

          (c) (i) adjust, split, combine or reclassify any capital stock;

              (ii) make, declare or pay any dividend or any other distribution on its capital stock, except for regular quarterly cash dividends at a rate not in excess of $0.07 per share of Patapsco Common Stock on a schedule consistent with past practice and dividends paid by any of Patapsco's Subsidiaries for the purpose of enabling Patapsco to pay such dividends; provided that for purposes of the regular quarterly cash dividend to be paid in October 2007, the declaration date shall be September 19, 2007, the record date shall be October 1, 2007 and the payment date shall be October 5, 2007; provided further, that if the Effective Date occurs after October 1, 2007 and prior to October 5, 2007, Bradford shall assume such dividend payment obligation;

              (iii)  grant  any  stock  options,   restricted   stock  or  stock
appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

              (iv) issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock except pursuant to the exercise of Patapsco Options outstanding as of the date hereof; or

              (v) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock;

          (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any person other than a Subsidiary, or cancel, release or assign any indebtedness to any person or any claims held by any person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

          (e) except pursuant to contracts or agreements in force at the date of or permitted by this Agreement, investments in the Federal Home Loan Bank of Atlanta and the Federal Reserve Bank of Richmond and intra-company equity transfers in the ordinary course of business, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other person;

          (f) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000 per annum, the renewal of insurance policies for coverage levels comparable to those in effect on the date hereof, and contracts or agreements covered by Section 4.1(g);

          (g) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed an aggregate of $1,675,000 with respect to any individual borrower, or (ii) loans or advances as to which Patapsco has a binding obligation to make such loans or advances as of the date hereof;

          (h) except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Patapsco or The Patapsco Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

          (i) (i) increase in any manner the compensation or fringe benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, or pay any bonus, pension, retirement allowance or contribution not required by any existing plan or agreement to any such employees or directors;

              (ii) become a party to, amend (other than amendments required by applicable law) or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director;

              (iii)  voluntarily  accelerate  the  vesting of, or the lapsing of
restrictions   with  respect  to,  any  stock   options  or  other   stock-based
compensation; or

              (iv) elect to any senior executive office any person who is not a member of its senior executive officer team as of the date of this Agreement or elect to its Board of Directors any person who is not a member of its Board of Directors as of the date of this Agreement, or hire any employee with annual compensation in excess of $50,000;

          (j) settle any claim, action or proceeding involving payment by it of money damages in excess of $20,000 or impose any material restriction on its operations or the operations of any of its Subsidiaries;

          (k) amend its articles of incorporation or bylaws, or similar governing documents;

          (l)  restructure  or  materially  change  its  investment   securities
portfolio or its interest rate risk position, through purchases, sales or otherwise, or in the manner in which the portfolio is classified;

          (m) make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than one year;

          (n) make any capital expenditures other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

          (o) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

          (p) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

          (q) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

          (r) knowingly take action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

          (s) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 4.1.

          Any request by Patapsco or response thereto by the Bradford Parties shall be made in accordance with the notice provisions of Section 8.7 and shall note that it is a request pursuant to this Section 4.1.

     4.2 Forbearances by the Bradford Parties. Except as expressly contemplated or permitted by this Agreement, and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, the Bradford Parties shall not, without the prior written consent of Patapsco, which shall not unreasonably be withheld:

          (a) take any action that would  adversely  affect or delay its ability
to  perform  its   obligations   under  this  Agreement  or  to  consummate  the
transactions contemplated hereby, including the Conversion;

          (b) take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

          (c) knowingly take action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

          (d) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 4.2.

                                    ARTICLE V
                                   COVENANTS

     5.1 Acquisition Proposals.

          (a) Except as permitted  by this  Agreement,  Patapsco  shall not, and shall not authorize or permit any of its Subsidiaries or any of its Subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Patapsco or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries, discussions or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than the Bradford Parties), regarding an Acquisition Proposal or (iii) enter into or consummate any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of Patapsco or any of the Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by Patapsco or any of its Subsidiaries shall be deemed to be a breach of this Section 5.1 by Patapsco. Notwithstanding the foregoing, Patapsco may, in response to a Superior Proposal that has not been withdrawn and that did not otherwise result from a breach of this Section 5.1, (x) furnish non-public information with respect to Patapsco to the person who made such Superior Proposal pursuant to a confidentiality agreement on terms no more favorable to such person than the confidentiality agreement between Patapsco and Bradford dated December 13, 2006 and (y) participate in discussions or negotiations with such person regarding such Superior Proposal, if and so long as Patapsco's Board of Directors determines in good faith, after consultation with and based upon the advice of its outside legal counsel, that failing to take such action would constitute a breach of its fiduciary duties under applicable law.


          (b) Patapsco will notify Bradford immediately orally (within one day) and in writing (within three days) of receipt of any Acquisition Proposal, any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal, including, in each case, the identity of the person making such Acquisition Proposal, request or inquiry and the terms and conditions thereof, and shall provide to Bradford any written materials received by Patapsco or any of its Subsidiaries in connection therewith. Patapsco will keep Bradford informed of any developments with respect to any such Acquisition Proposal, request or inquiry immediately upon the occurrence thereof.

          (c) Patapsco will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing. Patapsco will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of Section 5.1(a) of the obligations undertaken in this Section 5.1. Patapsco will promptly request each person (other than Bradford) that has executed a confidentiality agreement in the 12 months prior to the date hereof in connection with its consideration of a business combination with Patapsco or any of its Subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of Patapsco or any of its Subsidiaries. Patapsco shall not release any third party from, or waive any provisions of, any confidentiality agreements or standstill agreement to which it or any of its Subsidiaries is a party.

     5.2 Advice of Changes. Prior to the Closing, each party shall promptly advise the other party orally and in writing to the extent that it has knowledge of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

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

     5.3 Access and Information.

          (a) Upon reasonable notice, Patapsco shall (and shall cause Patapsco's Subsidiaries to) afford Bradford and its representatives (including, without limitation, directors, officers and employees of Bradford and its affiliates and counsel, accountants and other professionals retained by Bradford) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to Patapsco and Patapsco's Subsidiaries as Bradford may reasonably request; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by Patapsco in this Agreement.

          (b) From the date hereof until the Effective Time, Patapsco shall, and shall cause Patapsco's Subsidiaries to, promptly provide Bradford with (i) a copy of each report filed with federal or state banking regulators, (ii) a copy of each periodic report to its senior management and all materials relating to its business or operations furnished to its Board of Directors, (iii) a copy of each press release made available to the public and (iv) all other information concerning its business, properties and personnel as Bradford may reasonably request. Notwithstanding the foregoing, neither Patapsco nor its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate the rights of such entity's customers, jeopardize the attorney-client privilege of the entity in possession or control of such information, or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the previous sentence apply.

          (c) Bradford will not, and will cause its representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, Bradford will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 5.3 unless such information (i) was already known to Bradford or an affiliate of Bradford, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to Bradford or an affiliate of Bradford from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of Patapsco or (iv) is or becomes readily ascertainable from published information or trade sources.

          (d) From and after the date hereof, representatives of Bradford and Patapsco shall meet on a regular basis to discuss and plan for the conversion of Patapsco's and its Subsidiaries' data processing and related electronic informational systems to those used by Bradford Bank with the goal of conducting such conversion simultaneously with the consummation of the Bank Merger.

          (e) Patapsco shall give notice, and shall cause The Patapsco Bank to give notice, to a designee of Bradford, and shall invite such person to attend all regular and special meetings of the Board of Directors of Patapsco and The Patapsco Bank and all meetings of the Directors' Loan Committee of The Patapsco Bank. Such designees shall have no right to vote and shall not attend sessions of board and committees during which there is being discussed (i) matters involving this Agreement, (ii) information or material that Patapsco or The Patapsco Bank is required or obligated to maintain as confidential under applicable laws or regulations or policies or procedures of Patapsco or The Patapsco Bank, (iii) pending or threatened litigation or investigations if, in the opinion of counsel to Patapsco, the presence of such designees would or might adversely affect the confidential nature of or any privilege relating to the matters being discussed, or (iv) matters involving an Acquisition Proposal.

     5.4 Applications; Consents.

          (a) The parties hereto shall cooperate with each other and shall use their reasonable best efforts to prepare and file as soon as practicable after the date hereof all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement, including the Conversion. Patapsco and the Bradford Parties shall furnish each other with all information concerning themselves, their respective Subsidiaries, and their respective Subsidiaries' directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of the Bradford Parties, Patapsco or any of their respective subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger. Bradford and Patapsco shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to the Bradford Parties and Patapsco, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any Governmental Entity pursuant to this Section 5.4(a).

          (b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger.

     5.5 Antitakeover Provisions. Patapsco and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Newco, Bradford Bank, the Agreement, the Plan of Bank Merger and the Merger from any provisions of an antitakeover nature in Patapsco's or its Subsidiaries' articles of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state antitakeover laws.

     5.6 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Conversion, as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

     5.7 Publicity. The initial press release announcing this Agreement shall be a joint press release and thereafter Patapsco and the Bradford Parties shall consult with each other prior to issuing any press releases or otherwise making public statements (including any written communications to stockholders) with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity; provided, however, that nothing in this Section 5.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party's disclosure obligations imposed by law.

     5.8 Stockholder Meeting. Patapsco will submit to its stockholders this Agreement and any other matters required to be approved or adopted by stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, Patapsco will take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to call, give notice of, convene and hold a meeting of its stockholders (the "Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. Patapsco's Board of Directors will use all reasonable best efforts to obtain from Patapsco's stockholders a vote approving this Agreement. Except as provided in this Agreement, (i)
Patapsco's Board of Directors shall recommend to Patapsco's stockholders approval of this Agreement, (ii) the Proxy Statement shall include a statement to the effect that Patapsco's Board of Directors has recommended that Patapsco's stockholders vote in favor of the approval of this Agreement and (iii) neither Patapsco's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, the recommendation of Patapsco's Board of Directors that Patapsco's stockholders vote in favor of approval of this Agreement or make any statement in connection with the Stockholder Meeting inconsistent with such recommendation (collectively, a "Change in Recommendation"). Notwithstanding the foregoing, if (x) Patapsco has complied in all material respects with its obligations under Section 5.1, (y) Patapsco (1) has received an unsolicited bona fide written Acquisition Proposal from a third party that Patapsco's Board of Directors concludes in good faith constitutes a Superior Proposal after giving effect to all of the adjustments that may be offered by the Bradford Parties pursuant to clause (3) below, (2) has notified Bradford, at least five business days in advance, of it is intention to effect a Change in Recommendation, specifying the material terms and conditions of any such Superior Proposal and furnishing to Bradford a copy of the relevant proposed transaction documents, if such exist, with the person making such Superior Proposal and (3) during the period of not less than five business days following Patapsco's delivery of the notice referred to in clause
(2) above and prior to effecting such Change in Recommendation, has negotiated, and has used reasonable best efforts to cause its financial and legal advisors to negotiate, with the Bradford Parties in good faith (to the extent that the Bradford Parties desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal and (z) Patapsco's Board of Directors, after

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

consultation with and based on the advice of counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement, then in submitting the Agreement to stockholders at the Stockholder Meeting it may submit the Agreement without recommendation, or following submission of the Agreement to stockholders it may withdraw, amend or modify its recommendation, in which case the Board of Directors may communicate the basis for its lack of a recommendation, or the withdrawal, amendment or modification of its recommendation, to the stockholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law.

     5.9 Registration of Newco Common Stock.

          (a) As promptly as reasonably practicable following the date hereof, Newco shall prepare and file with the SEC the Merger Registration Statement. The Merger Registration Statement shall contain proxy materials relating to the matters to be submitted to the Patapsco stockholders at the Stockholders Meeting, which may be combined with the Conversion Prospectus (such proxy statement, and any amendments or supplements thereto, the "Proxy Statement"). Patapsco will furnish to Newco the information required to be included in the Merger Registration Statement and Conversion Registration Statement with respect to its business and affairs and shall have the right to review and consult with Newco and approve the form of, and any characterizations of such information included in, the Merger Registration Statement and Conversion Registration Statement prior to its being filed with the SEC. Newco shall use reasonable best efforts to have the Merger Registration Statement declared effective by the SEC and to keep the Merger Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Patapsco will use reasonable best efforts to cause the Proxy Statement to be mailed to Patapsco's stockholders as promptly as practicable after the Merger Registration Statement is declared effective under the Securities Act. Newco will advise Patapsco, promptly after it receives notice thereof, of the time when the Merger Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Newco Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Merger Registration Statement. If at any time prior to the Effective Time any information relating to Newco or Patapsco, or any of their respective affiliates, officers or directors, should be discovered by Newco or Patapsco which should be set forth in an amendment or supplement to any of the Merger Registration Statement or the Proxy Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by Newco with the SEC and disseminated by Patapsco to the stockholders of Patapsco.

          (b) Newco shall also take any action required to be taken under any applicable state securities laws in connection with the Merger and each of

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

Patapsco and Newco shall furnish all information concerning it and the holders of Patapsco Common Stock as may be reasonably requested in connection with any such action.

          (c) Newco shall use its best efforts to cause the Newco Common Stock to be issued by Newco in exchange for the shares of Patapsco Common Stock to be approved for issuance on the Nasdaq Global Market, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Effective Time.

     5.10 Notification of Certain Matters. Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. Each of Patapsco and the Bradford Parties shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

     5.11 Employee Benefit Matters.

          (a) All persons who are employees of The Patapsco Bank immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, become employees of Bradford Bank; provided, however, that in no event shall any of The Patapsco Bank's employees be officers of Bradford Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of Bradford Bank. Except for those persons who enter into an employment agreement with Bradford Bank, all of the Continuing Employees shall be employed at the will of Bradford Bank and no contractual right to employment shall inure to such employees because of this Agreement.

          (b) Continuing Employees will receive credit for service with Patapsco for purposes of vesting and determination of eligibility to participate in Bradford Bank's 401(k) plan, but not for accrual of benefits. Each Continuing Employee who meets the eligibility requirements shall enter the 401(k) plan and be eligible to participate immediately after the Effective Time. Each Continuing Employee shall be eligible to participate in any employee stock ownership plan established by Bradford Bank in connection with the Conversion on the same basis as all other employees of Bradford Bank as of the Effective Time. As of the Effective Time, Bradford Bank shall make available employer-provided health and other employee welfare benefit plans to each Continuing Employee on the same basis as it provides such coverage to Bradford Bank employees except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered

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

under a similar Patapsco plan at the Effective Time of the Merger. To the extent permitted, Bradford shall maintain for the benefit of Continuing Employees the Patapsco employer-paid health plan until February 28, 2008.

          (c) The Patapsco employee stock ownership plan ("Patapsco ESOP") was terminated and a favorable determination letter on termination was received from the Internal Revenue Service on October 10, 2006. Following receipt of the final accounting on the Patapsco ESOP, Patapsco will distribute the account statements, distribution election forms and special tax notices to the participants in order for the participants to elect their form of distribution from the Patapsco ESOP. Following distribution of the account balances, participants will be given the opportunity, with respect to any Patapsco Common Stock received in such distribution, to elect to "put" such shares to Patapsco and receive the value, as determined in the last valuation immediately preceding such distribution, in accordance with the terms of the Patapsco ESOP and applicable law. Participants who fail to exercise their put option shall be entitled to elect to receive the Merger Consideration in connection with the Merger.

          (d) Prior to the Effective Time, Patapsco shall take such action as may be necessary to withdraw from participation in the Pentegra Defined Contribution Plan for Financial Institutions, effective as of the Effective Time. Following execution of this Agreement, Patapsco shall continue to accrue a profit sharing contribution for both the plan year ending June 30, 2007 and the portion of the plan year in which the Effective Time occurs; prior to the Effective Time, any accrued contributions shall be made to such plan. Prior to withdrawal from the Pentegra Defined Contribution Plan for Financial Institutions, Patapsco shall amend its Adoption Agreement to such plan (to the extent permitted by Pentegra), in order to provide that any contribution made in the portion of the plan year occurring prior to such withdrawal shall be allocated to the accounts of participants who are employed on the effective date of the withdrawal. Such amendment shall also provide that any minimum "hours-of-service" requirement for participation in such allocation shall be pro-rated.

          (e) The foregoing subparagraph (b) notwithstanding, Newco agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the Patapsco Employee Plans and all vested benefits or other vested amounts earned or accrued through such time under contracts, arrangements, commitments or understandings described in Patapsco's Disclosure Letter, including benefits which vest or are otherwise accrued as a result of the consummation of the transactions contemplated by this Agreement.

          (f) Notwithstanding anything to the contrary contained herein, The Patapsco Bank may pay cash bonuses to employees of The Patapsco Bank, subject to the prior approval of Bradford, in order to help retain such employees through the conversion of The Patapsco Bank's data processing systems to those of Bradford Bank, provided that the aggregate amount of such bonuses shall not exceed $110,000.

          (g) Newco agrees that each Patapsco employee who is involuntarily terminated by Newco (other than for cause) within 12 months of the Effective Date and who is not covered by a separate severance or change in control agreement shall receive a severance payment equal to two weeks of base pay (at the rate in effect on the termination date) for each full year of service at

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

Patapsco, with a minimum payment equal to four weeks of base pay for Patapsco employees who have at least one full year of service as of their date of termination and a maximum payment equal to 26 weeks of base pay. For purposes of calculating the number of years of service, fractional years of service shall be rounded up or down to the nearest full year, except for purposes of determining eligibility to receive a severance payment.

          (h) Within 90 days of the date of this Agreement, Bradford Bank shall offer to Michael J. Dee an employee agreement substantially in the same form (other than with respect to the amount of compensation) as it offers to the current Chief Financial Officer of Bradford Bank.

          (i) Prior to the Effective Time, Patapsco shall take such action as may be necessary to terminate the Patapsco Bancorp, Inc. 2004 Deferred Compensation Plan, effective no later than the Effective Time. In connection with the termination of such plan, the account balances of the former Patapsco directors participating in such plan shall be distributed in cash to such directors in accordance with Section 409A of the IRC.

     5.12 Indemnification.

          (a) From and after the Effective Time through the sixth anniversary of the Effective Time, Newco agrees to indemnify and hold harmless each present and former director and officer of Patapsco and its Subsidiaries and each officer or employee of Patapsco and its Subsidiaries that is serving or has served as a director or officer of another entity expressly at Patapsco's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, as they are from time to time incurred, in each case to the fullest extent such person would have been indemnified pursuant to Patapsco's articles of incorporation and bylaws as in effect on the date of this Agreement.

          (b) Any  Indemnified  Party  wishing  to claim  indemnification  under
Section 5.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Newco thereof, but the failure to so notify shall not relieve Newco of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice Newco.

          (c) Newco shall use its reasonable best efforts to maintain Patapsco's existing directors' and officers' liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by Patapsco's existing policy, including Newco's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three years after the Effective Time; provided, however, that in no event shall Newco be obligated to expend, in order to maintain or provide insurance coverage pursuant to this
Section 5.12(c), an amount per annum in excess of 200% of the amount of the annual premiums paid by Patapsco as of the date hereof for such insurance

("Maximum Insurance Amount"); provided further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, Newco shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

          (d) In the event Newco or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Newco assume the obligations set forth in this Section 5.12.

          (e) The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

     5.13 Affiliate Letters. Patapsco shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of Patapsco under Rule 145 of the Securities Act to deliver to Newco as soon as practicable and prior to the mailing of the Proxy Statement executed letter agreements, each substantially in the form attached hereto as Exhibit D, providing that such person will comply with Rule 145.

     5.14 Environmental Reports. Patapsco shall cooperate with an environmental consulting firm designated by Bradford that is reasonably acceptable to Patapsco (the "Environmental Consultant") in connection with the conduct by the Environmental Consultant of a Phase I and/or II Environmental Site Assessment or other environmental investigation on all real property owned or leased by Patapsco or its Subsidiaries as of the date of this Agreement (the "Patapsco Property"). If Bradford reasonably determines that further investigatory procedures are required as to any Patapsco Property on the basis of the review of the report of the initial investigation with respect to such Patapsco Property prepared by the Environmental Consultant, and should Bradford order the Environmental Consultant to perform such further investigatory procedures, Patapsco shall cooperate with such further investigatory procedures. Bradford shall furnish to Patapsco true and complete copies of any reports of the Environmental Consultant that it receives with respect to any Patapsco Property. Patapsco shall not, and shall cause its Subsidiaries not to, without the written consent of Bradford, knowingly take any action or execute any instruments that would affect the status of any of its properties under environmental laws or its rights or duties under such laws.

     5.15 MHC Conversion from Mutual to Stock Form. Commencing promptly after the date of this Agreement, MHC, Bradford, Bradford Bank and Newco will use reasonable best efforts to, and will take all reasonable steps necessary, to effect promptly the Conversion. In addition, without limiting the generality of the foregoing, MHC and Bradford shall cause the following to be done:

          (a) MHC will (i) as promptly as practicable after the Conversion Registration Statement is declared effective by the SEC, and the requisite

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

approvals from the Regulatory Authorities have been obtained, take all steps necessary to duly call, give notice of, convene and hold the Special Meeting (as defined in the Plan of Conversion) for the purpose of approving the Plan of Conversion, and for such other purposes as may be, in the reasonable judgment of MHC, necessary or desirable, (ii) recommend to the Voting Members (as defined in the Plan of Conversion) the approval of the aforementioned matters to be submitted by it to the Voting Members, and (iii) cooperate and consult with Patapsco with respect to each of the foregoing matters.

          (b) MHC will use reasonable best efforts to prepare and file all regulatory applications required to be filed in connection with the Conversion.

          (c) Bradford and Newco shall prepare as promptly as practicable, and Patapsco shall cooperate in the preparation of, the Conversion Prospectus. Such Conversion Prospectus shall be incorporated into the Conversion Registration Statement. Newco shall file the Conversion Registration Statement with the SEC as promptly as practicable. Newco shall use its reasonable best efforts to have the Conversion Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.

          (d) Patapsco shall provide Newco with any information concerning it that Newco may reasonably request in connection with the Conversion Prospectus, and Newco shall notify Patapsco promptly of the receipt of any comments of the SEC, the OTS and any other Government Regulator with respect to the Conversion Prospectus and of any requests by the SEC, the OTS or any other Government Regulator for any amendment or supplement thereto or for additional information, and shall promptly provide to Patapsco copies of all correspondence between Newco or any representative of Newco and the SEC, the OTS or any other Government Regulator. Newco shall give Patapsco and its counsel the opportunity to review and comment on the Conversion Prospectus prior to its being filed with the SEC, the OTS and any Government Regulator and shall give Patapsco and its counsel the opportunity to review and comment on all amendments and supplements to the Conversion Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, the OTS and any Government Regulator. Each of Newco and Patapsco agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC, the OTS and any Government Regulator and to cause the Conversion Prospectus and all required amendments and supplements thereto to be mailed to the Participants at the earliest practicable time.

          (e) Each party hereto shall promptly notify the other if at any time it becomes aware that the Conversion Prospectus or the Conversion Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the parties shall cooperate in the preparation of a supplement or amendment to such Conversion Prospectus, which corrects such misstatement or omission, and Newco shall file an amended Conversion Registration Statement with the SEC.

          (f) If any shares of Newco Common Stock that are offered for sale in the subscription offering that is conducted as part of the Conversion Offering remain unsold, then, at Newco's discretion, such shares may be issued to Patapsco stockholders as part of the Merger Consideration if necessary to complete the Conversion.

     5.16 Accountant's Comfort Letter. Patapsco shall use its reasonable best efforts to cause to be delivered to Newco a letter from its independent public accountants addressed to Newco, dated a date within two business days before the date on which the Conversion Registration Statement shall become effective, in form and substance reasonably satisfactory to Newco and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Conversion Registration Statement.

     5.17 Trust Preferred Securities. Newco agrees that it will take all actions that are necessary or that are otherwise reasonably requested by Patapsco to cause, as of the Effective Time, Newco to be the successor to, or to assume the obligations of, Patapsco under and pursuant to the Indenture, dated as of October 31, 2005, between Patapsco and U.S. Bank National Association, as trustee, relating to $5,155,000 in aggregate principal amount of Junior Subordinated Deferrable Interest Debentures, the Amended and Restated Declaration of Trust of Patapsco Statutory Trust I, dated as of October 31, 2005, among Patapsco, as sponsor, U.S. Bank National Association, as institutional trustee, and the administrators named therein, and the related Guarantee Agreement dated October 31, 2005.

                                   ARTICLE VI
                           CONDITIONS TO CONSUMMATION

     6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved by the requisite vote of Patapsco's stockholders in accordance with applicable laws and regulations.

          (b) Regulatory Approvals. All approvals, consents or waivers of any Governmental Entity required to permit consummation of the Conversion and the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; provided, however, that none of such approvals, consents or waivers shall contain any condition or requirement, excluding standard conditions that are normally imposed by the OTS in bank merger transactions and mutual-to-stock conversions, that would so materially and adversely impact the economic or business benefits to Newco of the transactions contemplated hereby that, had such condition or requirement been known, the Bradford Parties would not, in their reasonable judgment, have entered into this Agreement.

          (c) No Injunctions or Restraints; Illegality. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or the Bank Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

          (d) Third Party Consents. The parties shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 6.1(b)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Newco (after giving effect to the consummation of the transactions contemplated hereby).

          (e) Tax Opinions. Newco and Patapsco shall have received opinions of Muldoon Murphy & Aguggia LLP and Luse Gorman Pomerenk & Schick, P.C., respectively, dated as of the Closing Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to Newco and Patapsco, as the case may be, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and (ii) Newco and Patapsco will each be a party to that reorganization within the meaning of Section 368(b) of the IRC. Such opinions may be based on, in addition to the review of such matters of fact and law as counsel considers appropriate, representations contained in certificates of officers of Newco, Patapsco and others.

          (f) Registration Statement; Blue Sky Laws. The Merger Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Merger Registration Statement, and Newco shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement.

          (g) Nasdaq Listing. The shares of Newco Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

          (h) Conversion. The Conversion shall have been consummated.

     6.2 Conditions to the Obligations of Newco. The obligations of Newco to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Newco:

          (a) Patapsco's Representations and Warranties. Each of the representations and warranties of Patapsco contained in this Agreement and in any certificate or other writing delivered by Patapsco pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date, provided that no representation or warranty of Patapsco shall be deemed untrue and incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representations or warranties of Patapsco, has had or would result in a Material Adverse Effect on Patapsco, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representations or warranty.

          (b)  Performance  of  Patapsco's  Obligations.   Patapsco  shall  have
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c) Officers' Certificate. Newco shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of Patapsco to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

          (d) Financial Statements. Patapsco shall have filed with the SEC its Annual Report on Form 10-KSB for the year ended June 30, 2007 and shall have delivered a copy thereof to Bradford.

     6.3 Conditions to the Obligations of Patapsco. The obligations of Patapsco to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by
Patapsco:

          (a) The Bradford Parties' Representations and Warranties. Each of the representations and warranties of MHC, Bradford, Bradford Bank and Newco contained in this Agreement and in any certificate or other writing delivered by MHC, Bradford, Bradford Bank and Newco pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date, provided that no representation or warranty of MHC, Bradford, Bradford Bank and Newco shall be deemed untrue and incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representations or warranties of MHC, Bradford, Bradford Bank and Newco, has had or would result in a Material Adverse Effect on the Bradford Parties, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representations or warranty.

          (b) Performance of the Bradford Parties' Obligations. MHC, Bradford, Bradford Bank and Newco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c) Officers' Certificate. Patapsco shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of MHC, Bradford, Bradford Bank and Newco to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

          (d) Payment of Merger Consideration. Newco shall have delivered the aggregate Cash Consideration to the Exchange Agent and authorized the Exchange Agent to issue the Stock Consideration.

                                   ARTICLE VII
                                  TERMINATION

     7.1 Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party, either before or after any requisite stockholder approval:

          (a) by the mutual written consent of Bradford and Patapsco; or

          (b) by either Bradford or Patapsco, in the event of the failure of Patapsco's stockholders to approve the Agreement at the Stockholder Meeting; provided, however, that Patapsco shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 5.8; or

          (c) by either Bradford or Patapsco, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

          (d) by either Bradford or Patapsco, in the event that the Merger is not consummated by the date that is 12 months following the date hereof (the "Termination Date"), unless the failure to so consummate by the Termination Date is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

          (e) by either Bradford or Patapsco (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions set forth in Sections 6.2(a) or (b) or Sections 6.3(a) or (b), as the case may be, would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach or making such untrue representations or warranty; or

          (f) by Bradford, (i) if Patapsco shall have materially breached its obligations under Section 5.1 or Section 5.8 or (ii) if the Patapsco's Board of Directors does not publicly recommend in the Proxy Statement that stockholders approve and adopt this Agreement or if, after recommending in the Proxy

Statement that stockholders approve and adopt this Agreement, the Board of Directors of Patapsco withdraws, qualifies or revises such recommendation or takes any action in any respect materially adverse to Bradford.

     7.2 Termination Fees.

          (a) Patapsco shall pay to Bradford a fee if this Agreement is terminated as follows:

              (i) if this  Agreement  is  terminated  by  Bradford  pursuant  to
Section 7.1(f), then Patapsco shall pay a fee of $2,000,000 on the second business day following such termination; and

              (ii) if this Agreement is terminated by (A) either party pursuant to Section 7.1(b) or (B) by Bradford pursuant to Section 7.1(e) because of Patapsco's willful breach of any representation, warranty, covenant or agreement under this Agreement, and in the case of (A) or (B) an Acquisition Proposal with respect to Patapsco shall have been publicly announced or otherwise communicated or made known to Patapsco's Board of Directors (or any person shall have publicly announced, communicated or made known to Patapsco's Board of Directors an intention to make an Acquisition Proposal) at any time after the date of this Agreement and on or prior to the date of the Stockholders Meeting, in the case of clause (A), or the date of termination, in the case of clause (B), then Patapsco shall pay (x) $1,000,000 to Bradford on the second business day following such termination and (y) if within 12 months after such termination Patapsco enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal, then Patapsco shall pay $1,000,000 on the date of such execution or consummation. Notwithstanding anything to the contrary contained herein, Patapsco shall not be obligated to pay aggregate termination fees in excess of $2,000,000 pursuant to this Section 7.2(a).

          (b) In the event that this agreement is terminated (i) by either party pursuant to Section 7.1(d) and, as of the Termination Date, the conditions set forth in Section 6.1(h) shall not have been satisfied; (ii) by either party pursuant to Section 7.1(c), provided that (x) the basis for such termination is the failure to receive a requisite regulatory approval with respect to the Conversion or (y) the reason for the failure to receive a requisite regulatory approval is not primarily attributable to Patapsco; or (iii) by Patapsco pursuant to Section 7.1(e) based on a breach by a Bradford Party of its obligations under Section 5.4 or Section 5.15, then Bradford shall pay to Patapsco a fee equal to $2,000,000 no later than the second business day after such termination.

          (c) Any amount that becomes payable pursuant to Section 7.2(a) or (b) shall be paid by wire transfer of immediately available funds to an account designated by the recipient in writing.

          (d) The parties acknowledge that the agreements contained in Section 7.2(a) and (b) are an integral part of the transactions contemplated by this Agreement, that without such agreements the parties would not have entered into this Agreement and that such amounts do not constitute a penalty. If either party fails to pay the amounts due by them under Section 7.2(a) or (b) within the time periods specified, such party shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the other party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

     7.3 Effect of Termination. In the event of termination of this Agreement by either Bradford or Patapsco as provided in Section 7.1, this Agreement shall forthwith become void and, subject to Section 7.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) Sections 5.3(c), 7.2 and 8.6, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                  ARTICLE VIII
                             CERTAIN OTHER MATTERS

     8.1 Interpretation. When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

     8.2 Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including Section 5.12 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

     8.3 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of Patapsco, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of Patapsco Common Stock or that would contravene any provision of the MGCL, or the federal banking laws, rules and regulations.

     8.4 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     8.5 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Maryland, without regard to conflicts of laws principles (except to the extent that mandatory provisions of federal law are applicable).

     8.6 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     8.7 Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

         If to Bradford, to:

                                    6910 York Road
                                    Baltimore, MD  21212
                                    Facsimile:  (410) 377-0385
                                    Attention: Dallas R. Arthur

         With copies to:

                                    Muldoon Murphy & Aguggia LLP
                                    5101 Wisconsin Avenue, NW
                                    Washington, DC 20016
                                    Facsimile: (202) 966-9409
                                    Attention:  Gary R. Bronstein, Esq.

         If to Patapsco, to:

                                    1301 Merritt Boulevard
                                    Dundalk, MD  21222
                                    Facsimile: (410) 285-6790
                                    Attention:  Michael J. Dee

         With copies to:

                                    Luse Gorman Pomerenk & Schick, P.C.
                                    5335 Wisconsin Avenue, N.W.
                                    Washington, D.C.  20015
                                    Facsimile:  (202) 362-2902
                                    Attention:  Kip A. Weissman, Esq.

     8.8 Entire Agreement; etc. This Agreement, together with the Exhibits and the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Section 5.12, which confers rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     8.9 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

     8.10 Specific Performance. Each of the parties hereto acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity.


                            [Signature page follows]

63

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       Bradford Bank, MHC



                                       By: /s/ Dallas R. Arthur
                                           ---------------------
                                           Dallas R. Arthur
                                           President


                                       Bradford Bancorp, Inc.



                                       By: /s/ Dallas R. Arthur
                                           --------------------
                                           Dallas R. Arthur
                                           President


                                       Bradford Bank



                                       By: /s/ Dallas R. Arthur
                                           --------------------
                                           Dallas R. Arthur
                                           President


                                       New Bradford Bancorp, Inc.



                                        By: /s/ Dallas R. Arthur
                                            --------------------
                                            Dallas R. Arthur
                                            President


                                       Patapsco Bancorp, Inc.



                                       By: /s/ Michael J. Dee
                                           ------------------
                                           Michael J. Dee
                                           President, Chief Executive Officer
                                           and Chief Financial Officer

                                   EXHIBIT A
                               PLAN OF CONVERSION

                               PLAN OF CONVERSION

                                       OF

                                BRADFORD BANK MHC


                          AS ADOPTED ON MARCH 16, 2007

TABLE OF CONTENTS
-----------------

                                                                                                               PAGE


1.     Introduction...............................................................................................1

2.     Definitions................................................................................................2

3.     General Procedure for the Conversion.......................................................................7

3A.    Establishment and Funding of Charitable Foundation.........................................................9

4.     Total Number of Shares and Purchase Price of Common Stock.................................................10

5.     Subscription Rights of Eligible Account Holders (First Priority)..........................................11

6.     Subscription Rights of Tax-Qualified Employee Stock Benefit Plans (Second Priority) ......................11

7.     Subscription Rights of Supplemental Eligible Account Holders (Third Priority).............................12

8.     Subscription Rights of Other Members (Fourth Priority)....................................................12

9.     Community Offering, Syndicated Community Offering, Public Offering and Other Offerings ...................13

10.    Limitations on Subscriptions and Purchases of Common Stock................................................14

11.    Timing of Subscription Offering; Manner of Exercising Subscription Rights and Order Forms ................16

12.    Payment for Common Stock..................................................................................17

13.    Account Holders in Nonqualified States or Foreign Countries...............................................18

14.    Voting Rights After Conversion............................................................................18

15.    Liquidation Account.......................................................................................19

16.    Transfer of Deposit Accounts..............................................................................20

17.    Requirements Following the Conversion for Registration, Market Making and
       Stock Exchange Listing ...................................................................................20

18.    Completion of the Stock Offering..........................................................................20

19.    Directors and Officers of the Savings Bank................................................................20

20.    Requirements for Stock Purchases by Directors and Officers Following the Conversion.......................21

21.    Restrictions on Transfer of Stock.........................................................................21

22.    Tax Rulings or Opinions...................................................................................21


23.    Restrictions on Acquisitions of Stock of Holding Company..................................................22

24.    Stock Compensation Plans..................................................................................22

25.    Dividend and Repurchase Restrictions on Stock.............................................................22

26.    Effective Date............................................................................................22

27.    Amendment or Termination of the Plan of Conversion........................................................22

28.    Interpretation of the Plan of Conversion..................................................................23



EXHIBIT INDEX

                                                                                                            EXHIBIT

Agreement and Plan of Merger by and among Bradford Bancorp, Inc., Bradford Bank and Bradford Interim Federal Savings Bank II .....................................................................A

Agreement and Plan of Merger by and among Bradford Bank MHC, Bradford Bank and
Bradford Interim Federal Savings Bank I ..........................................................................B

Agreement and Plan of Merger by and among Bradford Bank, Holding Company and
Bradford Interim Federal Savings Bank III ........................................................................C


                                BRADFORD BANK MHC
                               PLAN OF CONVERSION

1.   INTRODUCTION.
     -------------

     For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2.

     On July 15, 2005, Bradford Bank (the "Savings Bank") reorganized into the mutual holding company form of organization whereby the Savings Bank became a wholly owned subsidiary of Bradford Bancorp, Inc. ("Bradford Bancorp") and Bradford Bancorp became a wholly owned subsidiary of Bradford Bank MHC (the "MHC"). This Plan of Conversion provides for the conversion of the MHC from the mutual holding company form of organization to the fully public stock holding company form of organization. As part of the Conversion, the Savings Bank will become the wholly owned subsidiary of a newly formed Maryland corporation (the "Holding Company") and the Holding Company will issue 100% of its stock in the Offerings, all as described in this Plan.

     In furtherance of the Savings Bank's commitment to its community, the Plan provides for the establishment of a charitable foundation as part of the Conversion. The Foundation is intended to complement the Savings Bank's existing community reinvestment activities in a manner that will allow the Savings Bank's local communities to share in the growth and profitability of the Holding Company and the Savings Bank over the long term. Consistent with the Savings Bank's goal, the Holding Company intends to donate to the Foundation immediately following the Offerings cash plus a number of shares of its authorized but unissued Common Stock in an amount up to 8% of the Common Stock issued in the Offerings.

     A.    Business Purposes for the Conversion

     The Boards of Directors of the MHC, Bradford Bancorp and the Savings Bank believe that a conversion of the MHC to stock form is in the best interests of the MHC, Members of the MHC, Bradford Bancorp and the Savings Bank. The Board of Directors determined that this Plan of Conversion equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account.

     The Conversion will provide the Savings Bank with a larger capital base that will enhance its ability to pursue lending and investment opportunities, as well as opportunities for growth and expansion, including the Patapsco Merger. The Conversion also will provide a more flexible operating structure, which will enable the Savings Bank to compete more effectively with other financial institutions.

     B.    Procedure for Conversion

     As described in greater detail herein in Section 3, pursuant to the Plan:

     (i) The Savings Bank will form a new first-tier subsidiary, which will be incorporated under the laws of the state of Maryland as a stock corporation (the "Holding Company").

     (ii) Bradford Bancorp will convert to an interim federal stock savings bank ("Interim II"). Interim II will merge with and into the Savings Bank.

     (iii) The MHC will convert to an interim federal stock savings bank ("Interim I"). Interim I will merge with and into the Savings Bank. In connection with that merger, a liquidation account will be established by the Savings Bank for the benefit of Members.

     (iv) The Holding Company will form an interim federal stock savings bank ("Interim III") as a wholly owned subsidiary. Interim III will merge with and into the Savings Bank, pursuant to which the Savings Bank will become a wholly owned subsidiary of the Holding Company.

     (v) The Holding Company will issue and sell its Common Stock in the Offerings as provided herein.

     C.    Approval of the Plan

     On March 16, 2007, after careful study and consideration, the Boards of Directors of Bradford Bancorp, the MHC and the Savings Bank adopted this Plan and the funding of the Foundation. The Plan and the funding of the Foundation must be approved by the affirmative vote of a majority of the total number of votes eligible to be cast by Members of the MHC. Before submitting the Plan and the funding of the Foundation to the Members for consideration, the Plan and the funding of the Foundation must be approved by the Office of Thrift Supervision.

2.   DEFINITIONS.
     ------------

     As used in this Plan, the terms set forth below have the following meaning:

     ACTING IN CONCERT means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person that acts in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person that is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Savings Bank or Officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company, the Savings Bank, Bradford Bancorp, and the MHC shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

     AFFILIATE means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     ASSOCIATE of a Person means (i) a corporation or organization (other than the MHC, Bradford Bancorp, the Holding Company, the Savings Bank or a majority-owned subsidiary of the MHC, Bradford Bancorp, the Holding Company or the Savings Bank), if the Person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) a trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the MHC, Bradford Bancorp, the Holding Company or the Savings Bank in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any person who is related by blood or marriage to such Person and who lives in the same home as the Person or who is a director or senior officer of the MHC, Bradford Bancorp, the Holding Company or the Savings Bank or any of their subsidiaries.

     BRADFORD    BANCORP   means   Bradford    Bancorp,    Inc.,   an   existing
federally-chartered stock corporation.

     CODE means the Internal Revenue Code of 1986, as amended.

     COMMON STOCK means the shares of common stock, par value $0.01 per share, to be contributed to the Foundation by the Holding Company and to be issued and sold by the Holding Company in the Offerings, including Patapsco Merger Shares (issued as described in Section 9(e)), if any, all pursuant to this Plan of Conversion. The Common Stock will not be insured by the Federal Deposit Insurance Corporation.

     COMMUNITY OFFERING means the offering for sale by the Holding Company of any shares of Common Stock not subscribed for in the Subscription Offering to such Persons as may be selected by the Holding Company and the Savings Bank in their sole discretion and to whom a copy of the Prospectus is delivered by or on behalf of the Holding Company.

     CONTROL (including the terms "controlling," "controlled by," and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     CONVERSION means: (i) the conversion of Bradford Bancorp to an interim federal stock bank and the subsequent Mid-Tier Merger pursuant to which Bradford Bancorp will cease to exist; (ii) the conversion of the MHC to an interim federal stock savings bank and the subsequent MHC Merger, pursuant to which the MHC will cease to exist; (iii) the Savings Bank Merger, pursuant to which the Savings Bank will become a wholly owned subsidiary of the Holding Company; and
(iv) the issuance of Common Stock in the Offerings as provided herein.

     DEPOSIT ACCOUNT means any withdrawable account as defined in Section 561.42 of the Rules and Regulations of the OTS, including a demand account as defined in Section 561.16 of the Rules and Regulations of the OTS.

     ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights.

     ELIGIBILITY RECORD DATE means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on December 31, 2005.

     ESOP means a Tax-Qualified Employee Stock Benefit Plan adopted by the Holding Company or the Savings Bank in connection with the Conversion, the purpose of which shall be to acquire shares of the Common Stock.

     ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total number of shares of Common Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

     FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

     FOUNDATION means a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Code, the establishment and funding of which is contemplated by Section 3A herein.

     HOLDING COMPANY means the stock corporation to be organized under the laws of the state of Maryland, that, upon completion of the Conversion, shall hold
all  of  the   outstanding   capital  stock  of  the  Savings  Bank.

     INDEPENDENT  APPRAISER  means  the  independent   investment  b  anking  or
financial consulting firm retained by the Primary Parties to prepare an appraisal of the estimated pro forma market value of the Common Stock.

     INTERIM I means Bradford Interim Federal Savings Bank I, which will be the resultant entity following the conversion of the MHC to an interim federal stock savings bank. Interim I will subsequently be merged with and into the Savings Bank.

     INTERIM II means Bradford Interim Federal Savings Bank II, which will be the resultant entity following the conversion of Bradford Bancorp to an interim federal stock savings bank. Interim II will subsequently be merged with and into the Savings Bank.

     INTERIM III means Bradford Interim Federal Savings Bank III, which will be formed as an interim federal stock savings bank and a wholly-owned subsidiary of the Holding Company to effect the Savings Bank Merger.

     MANAGEMENT PERSON means any Officer or director of the Savings Bank, the MHC, Bradford Bancorp or the Holding Company or any Affiliate of the Savings Bank, the MHC, Bradford Bancorp or the Holding Company and any person Acting in Concert with such Officer or director.

     MAXIMUM SHARES means the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus.

     MEMBER means any Person qualifying as a member of the MHC in accordance with its charter and bylaws and the laws of the United States.

     MHC means Bradford Bank MHC, a federally-chartered mutual holding company.

     MHC MERGER means the merger of Interim I (the successor to the MHC following its conversion to an interim federal stock savings bank) with and into the Savings Bank pursuant to the Agreement and Plan of Merger attached to this Plan as Exhibit B.

     MID-TIER MERGER means the merger of Interim II (the successor to Bradford Bancorp following its conversion to an interim federal stock savings bank) with and into the Savings Bank pursuant to the Agreement and Plan of Merger attached to this Plan as Exhibit A.

     OFFERINGS means the offering of Common Stock to Persons other than the Foundation in the Subscription Offering, the Community Offering and the Syndicated Community or Public Offering and as issued pursuant to Section 9(e) in connection with the Patapsco Merger.

     OFFICER means the president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

     ORDER FORM means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 11 hereof, to a Participant or other Person by which Common Stock may be ordered in the Subscription Offering and in the Community Offering.

     OTHER MEMBER means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

     OTS means the Office of Thrift Supervision or any successor thereto.

     PARTICIPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder or Other Member, but does not include the Foundation.

     PATAPSCO BANCORP means Patapsco Bancorp, Inc., a bank holding company, and The Patapsco Bank, its wholly owned subsidiary, that will be merged into the Holding Company (or a subsidiary thereof) at the closing of, or following, the Conversion.

     PATAPSCO MERGER means the merger of Patapsco Bancorp into the Holding Company (or a subsidiary thereof) at the closing of, or following, the Conversion.

     PATAPSCO MERGER SHARES means any shares of Holding Company Common Stock issued to stockholders of Patapsco Bancorp in consideration of the Patapsco Merger.

     PERSON means an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any political subdivision of a government.

     PLAN and PLAN OF CONVERSION mean this Plan of Conversion as adopted by the Board of Directors of the MHC, Bradford Bancorp and the Savings Bank and any amendment hereto approved as provided herein.

     PLAN PARTICIPANT means any individual participant in a Tax-Qualified Employee Stock Benefit Plan.

     PREFERRED SUBSCRIBER means, for purposes of any Community Offering, natural persons and trusts of natural persons residing in Baltimore City and Anne Arundel, Baltimore and Howard Counties in Maryland.

     PRIMARY PARTIES means the MHC, Bradford Bancorp, the Savings Bank and the Holding Company.

     PROSPECTUS means the one or more documents to be used in offering the Common Stock in the Offerings.

     PROXY STATEMENT means the document used to solicit approval of the Plan and the funding of the Foundation by Voting Members.

     PUBLIC OFFERING means an underwritten firm commitment offering to the public through one or more underwriters.

     PURCHASE PRICE means the price per share at which the Common Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

     QUALIFYING DEPOSITS means: (A) the aggregate balance of all Deposit Accounts in the Savings Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50; (B) the aggregate balance of all Deposit Accounts in American Bank of an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50 and provided further that such deposit account in American Bank was assumed by the Savings Bank pursuant to the Purchase Agreement by and between American Bank and the Savings Bank, dated June 7, 2006; (C) the aggregate balance of all Deposit Accounts in Valley Bank of Maryland of an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50; (D) the aggregate balance of all Deposit Accounts in Golden Prague Federal Savings and Loan Association (provided the merger of the Savings Bank and Golden Prague Federal Savings and Loan Association is consummated prior to the closing of the Conversion) of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50; and (E) the aggregate balance of all Deposit Accounts in Senator Bank (provided the merger of the Savings Bank and Senator Bank is consummated prior to the closing of the Conversion) of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

     SAVINGS BANK means Bradford Bank, a federal stock savings bank.

     SAVINGS BANK BENEFIT PLANS includes, but is not limited to, Tax-Qualified Employee Stock Benefit Plans and Non-Tax-Qualified Employee Stock Benefit Plans.

     SAVINGS BANK COMMON STOCK means the common stock of the Savings Bank, par value $1.00 per share, which stock is not and will not be insured by the FDIC or any other governmental authority, all of which will be held by the Holding Company after the Conversion.

     SAVINGS BANK MERGER means the Merger of Interim III with and into the Savings Bank pursuant to the Plan of Merger included as Exhibit C hereto.

     SEC means the Securities and Exchange Commission.

     SPECIAL MEETING means the Special Meeting of Voting Members called for the purpose of submitting this Plan and the funding of the Foundation to the Members for their approval, including any adjournments of such meeting.

     SUBSCRIPTION   OFFERING   means  the   offering  of  the  Common  Stock  to
Participants.

     SUBSCRIPTION RIGHTS means nontransferable rights to subscribe for Common Stock granted to Participants pursuant to the terms of this Plan.

     SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person, except directors and Officers of Bradford Bancorp, the MHC or the Savings Bank and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

     SUPPLEMENTAL ELIGIBILITY RECORD DATE, if applicable, means the date for determining Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the approval of the Conversion by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Conversion.

     SYNDICATED COMMUNITY OFFERING means the offering for sale by a syndicate of broker-dealers to the general public of shares of Common Stock not purchased in the Subscription Offering and the Community Offering.

     TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the Savings Bank and any Affiliate thereof and which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Code as from time to time in effect. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution stock benefit plan that is not so qualified.

     VOTING MEMBER means a Person who, at the close of business on the Voting Record Date, is entitled to vote as a Member of the MHC in accordance with its mutual charter and bylaws.

     VOTING RECORD DATE means the date or dates for determining the eligibility of Members to vote at the Special Meeting.

3.   GENERAL PROCEDURE FOR THE CONVERSION.
     -------------------------------------

     A.    Steps for Conversion; Regulatory Filings

     (i) After the Savings Bank's organization of the Holding Company and the receipt of all requisite regulatory approvals, the Holding Company will form Interim III as its wholly owned subsidiary and the Board of Directors of Interim III shall adopt the Plan of Merger included as Exhibit C hereto by at least a two-thirds vote. The Holding Company shall approve such Plan of Merger in its capacity as the sole stockholder of Interim III and Bradford Bancorp shall approve the Plan and the Plan of Merger in its capacity as the sole stockholder of the Savings Bank.

     (ii) An application for the Conversion, including the Plan and all other requisite material (the "Application for Conversion"), shall be submitted to the OTS for approval. The MHC, Bradford Bancorp and the Savings Bank also will cause notice of the adoption of the Plan by the Boards of Directors of the MHC, Bradford Bancorp and the Savings Bank to be given by publication in accordance with the requirements of applicable regulations of the OTS and will cause copies of the Plan to be made available at each office of the MHC, Bradford Bancorp and the Savings Bank for inspection by Members. The MHC, Bradford Bancorp and the Savings Bank will also cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the MHC from mutual to stock form.

     (iii) Promptly following receipt of requisite approval of the OTS, the Plan and the funding of the Foundation will be submitted to the Voting Members for their consideration and approval at the Special Meeting. The MHC may, at its option, mail to all Voting Members, at their last known address appearing on the records of the MHC and the Savings Bank, the Proxy Statement. The Holding Company also shall mail to all such Members (as well as other Participants) a Prospectus and Order Form for the purchase of Common Stock, subject to the provisions of Section 11 hereof.

     (iv) Subscription Rights to purchase shares of Common Stock will be issued without payment therefor to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders and Other Members, as set forth in Sections 5 through 8 hereof.

     (v) The Holding Company shall submit or cause to be submitted a holding company application to the OTS for approval of the acquisition of the Savings Bank. All notices required to be published in connection with such applications shall be published at the times required.

     (vi) The Holding Company shall file a Registration Statement with the SEC to register the Common Stock to be issued in the Conversion, including Common Stock to be issued to the Foundation, under the Securities Act of 1933, as amended, and shall register such Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Common Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders, if any, and Other Members. It is anticipated that any shares of Common Stock remaining unsold after the Subscription Offering will be sold through a Community Offering, a Syndicated Community Offering and/or a Public Offering. The purchase price per share for the Common Stock shall be a uniform price determined in accordance with Section 4 hereof and shall be set forth in the Prospectus. The Holding Company shall contribute to the Savings Bank an amount of at least fifty percent (50%) of the net proceeds received by the Holding Company from the sale of Common Stock.

     (vii) All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Bradford Bancorp shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion without any deed or other document of transfer. The Holding Company, without any order or action on the part of any court or otherwise and without any document of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or fiduciary in the same manner and to the same extent as such rights, franchises, interests and powers were held or enjoyed by Bradford Bancorp. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Bradford Bancorp immediately before the Conversion, including liabilities for all debts, obligations and contracts of Bradford Bancorp, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, book or accounts or records of Bradford Bancorp.

     (viii) The home office and branch offices of the Savings Bank shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current offices of the MHC and Bradford Bancorp.

     (ix) Each Deposit Account of the Savings Bank at the effective date shall remain a Deposit Account in the Savings Bank for the same amount and subject to the same terms and conditions applicable to such Deposit Account before the Conversion.

     (x) The Board of Directors of the Savings Bank also intends to take all necessary steps to establish the Foundation and to fund the Foundation in the manner set forth in Section 3A hereof.

     B.    Votes Required for Consummation of Conversion

     The Plan and the funding of the Foundation are subject to the approval of the OTS and must be adopted by at least a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting.

     C.    Consummation of the Conversion

     The effective date of the Conversion shall be the date set forth in Section 27 hereof. Upon the effective date, the following transactions shall occur:

     (i) Bradford Bancorp shall convert into an interim federal stock savings bank and simultaneously merge with and into the Savings Bank in the Mid-Tier Merger, with the Savings Bank being the surviving institution. As a result of the Mid-Tier Merger, the MHC will receive shares of Savings Bank Common Stock in exchange for its Bradford Bancorp common stock. Immediately thereafter, the MHC shall convert from a mutual holding company to an interim federal stock savings bank and merge with and into the Savings Bank in the MHC Merger, with the Savings Bank being the surviving institution. As a result of the MHC Merger, the shares of Savings Bank Common Stock held by the MHC (as converted) shall be canceled and Members of the MHC will be granted interests in the liquidation account to be established by the Savings Bank pursuant to Section 15 hereof.

     (ii) Interim III shall merge with and into the Savings Bank pursuant to the Savings Bank Merger, with the Savings Bank being the surviving institution. As a result of the Savings Bank Merger, the shares of Holding Company common stock held by the Savings Bank shall be canceled, and the shares of common stock of Interim III held by the Holding Company shall be converted into shares of Savings Bank Common Stock on a one-for-one basis, with the result that the Savings Bank shall become a wholly owned subsidiary of the Holding Company.

     (iii) The Holding Company shall sell the Common Stock in the Offerings, as provided herein.

     D.    Retention of Investment Bankers and Financial Advisors

     The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion, including in connection with the Offerings the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms. All fees, expenses, retainers and similar items shall be reasonable.

3A   ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION.
     ---------------------------------------------------

     As part of the Conversion, the Savings Bank intends to establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Code and to donate to the Foundation from authorized but unissued shares of Common Stock an amount up to 8% of the number of shares of Common Stock issued in the Offerings. The Holding Company also may make a contribution of cash or marketable securities to the Foundation. The Foundation is being formed in connection with the Conversion to complement the Savings Bank's existing community reinvestment activities and to share with the Savings Bank's local community a part of the Savings Bank's financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Common Stock accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Savings Bank over the long-term.

     The Foundation will be dedicated to the promotion of charitable purposes within the Savings Bank's community. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year, less certain expenses. To serve the purposes for which it was formed, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company.

     The Board of Directors of the Foundation will be comprised of individuals who are Officers and/or Directors of the Holding Company or the Savings Bank. Additionally, for at least five years after the Foundation's organization, one member of the Foundation's Board of Directors must be a member of the local community that is not an officer, director or employee of the Holding Company, the Savings Bank or any of its Affiliates and who has experience with local charitable organizations and grant making. The Board of Directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

4.   TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF COMMON STOCK.
     ----------------------------------------------------------

     (a) The aggregate price at which shares of Common Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Common Stock prepared by the Independent Appraiser. The valuation shall be based on financial information relating to the Primary Parties, market, financial and economic conditions, a comparison of the Primary Parties with selected publicly-held financial institutions and holding companies and with comparable financial institutions and holding companies and such other factors as the Independent Appraiser may deem to be important, including, but not limited to, the projected operating results and financial condition of the Holding Company and the Savings Bank. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall be no more than 15% below such average. The valuation shall be updated during the Conversion as market and financial conditions warrant and as may be required by the OTS.

     (b) Based upon the independent valuation, the Boards of Directors of the Primary Parties shall fix the Purchase Price and the number of shares of Common Stock to be offered in the Offerings. The Purchase Price shall be a uniform price determined in accordance with applicable OTS rules and regulations. The total number of shares of Common Stock to be issued in the Offerings shall be determined by the Boards of Directors of the Primary Parties upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Primary Parties in connection with such Offerings.

     (c) Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions before completion of the Conversion or to fill the order of the Tax-Qualified Employee Stock Benefit Plans, and under such circumstances the Primary Parties may increase or decrease the total number of shares of Common Stock to be issued in the Offerings to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock in the Offerings are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the Offerings due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan.

5.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).
     -----------------------------------------------------------------

     (a) Each Eligible Account Holder shall receive, as first priority and without payment, Subscription Rights to purchase up to the greater of (i) $100,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering, and/or Syndicated Community Offering),
(ii) one-tenth of 1% of the total offering of shares in the Offering s, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock issued by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Section 10 hereof.

     (b) In the event of an oversubscription for shares of Common Stock pursuant to Section 5(a), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares that will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the Qualifying Deposits of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

     (c) Subscription Rights of Eligible Account Holders who are also directors or Officers of the Primary Parties and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.   SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS (SECOND
     -------------------------------------------------------------------------
     PRIORITY).
     ----------

     Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Common Stock, including the Common Stock contributed to the Foundation. The Subscription Rights granted to Tax-Qualified Employee Stock Benefit Plans shall be subject to the availability of shares of Common Stock after taking into account the shares of Common Stock purchased by Eligible Account Holders; provided, however, that if the total number of shares of Common Stock is increased to any amount greater than the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus (the "Maximum Shares"), the ESOP shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 10% of the Common Stock, including Common Stock contributed to the Foundation. Shares of Common Stock purchased by any individual participant ("Plan Participant") in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of Subscription Rights granted to such Participant in his individual capacity as an Eligible Account Holder and/or Supplemental Eligible Account Holder and/or purchases by such Plan Participant in the Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Common Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this Section 6 if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount. Consistent with applicable laws and regulations and policies and practices of the OTS, the Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Savings Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Savings Bank to fail to meet any applicable regulatory capital requirement. The Tax-Qualified Employee Stock Benefit Plans may, in whole or in part, fill their orders through open market purchases subsequent to the closing of the Offering.

     The Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be an Associate or Affiliate of, or Person Acting in Concert with, any Management Person.

7.   SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD
     -------------------------------------------------------------------
     PRIORITY).
     ----------

     (a) In the event that the Eligibility Record Date is more than 15 months before the date of OTS approval of the Plan, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $100,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Offerings or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock issued by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Section 10 hereof and the availability of shares of Common Stock for purchase after taking into account the shares of Common Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections 5 and 6 hereof.

     (b) In the event of an oversubscription for shares of Common Stock pursuant to Section 7(a), available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation (including the number of shares, if any, allocated in accordance with Section 5(a)) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of their respective Qualifying Deposits bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

8.   SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).
     -------------------------------------------------------

     (a) Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $100,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) and (ii) one-tenth of 1% of the total offering of shares in the Offerings, subject to Section 10 hereof and the availability of shares of Common Stock for purchase after taking into account the shares of Common Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

     (b) If, pursuant to this Section 8, Other Members subscribe for a number of shares of Common Stock in excess of the total number of shares of Common Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Other Members whose subscriptions remain unsatisfied on a pro rata basis in the same proportion as each such Other

Member's subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

9.   COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING, PUBLIC OFFERING AND
     ----------------------------------------------------------------------
     OTHER OFFERINGS.
     ----------------

     (a) If less than the total number of shares of Common Stock offered by the Holding Company are sold in the Subscription Offering, it is anticipated that all such remaining shares shall, if practicable, be sold in a Community Offering. Subject to the requirements set forth herein, the manner in which Common Stock is sold in the Community Offering shall have as the objective the achievement of the widest possible distribution of such stock. The Primary
Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

     (b) In the event of a Community Offering, all shares of Common Stock that are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities. Any available shares in excess of those subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference given first to natural persons and trusts of natural persons residing in Baltimore City and Anne Arundel, Baltimore and Howard Counties in Maryland ("Preferred Subscribers").

     (c) A Prospectus and Order Form shall be furnished to such Persons as the Primary Parties may select in connection with the Community Offering, and each order for Common Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. In the event of an oversubscription for shares in the Community Offering, available shares will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares shall be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied on an equal number of shares per order basis until all available shares have been allocated, provided that no fractional shares shall be issued. If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, such remaining shares shall be allocated to other members of the general public who purchase in the Community Offering, applying the same allocation described above for Preferred Subscribers.

     (d) No Person may purchase more than $100,000 of Common Stock in the Community Offering; provided, however, that this amount may be increased to up to 5% of the total offering of shares of Common Stock or decreased to less than $100,000, subject to any required regulatory approval but without the further approval of Members or the resolicitation of subscribers.

     (e) Notwithstanding Sections 9(a) through 9(d), if subscriptions totaling at least the minimum of the Estimated Price Range are not received in the Subscription Offering in the categories described in Sections 5 through 8 hereof, then unsubscribed shares of Common Stock may be issued to stockholders of Patapsco Bancorp in exchange for their shares of Patapsco Bancorp or in any other manner that facilitates the completion of the Patapsco Merger, provided that the total Patapsco Merger Shares, including the Patapsco Merger Shares issued pursuant to this Section 9(e), are less than 50% of the outstanding Common Stock immediately after the closing of the Conversion and the Patapsco

Merger. Common Stock may only be issued pursuant to this Section 9(e) in order to achieve the minimum of the Estimated Price Range.

     (f) Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Common Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Common Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Common Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $100,000 of Common Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Common Stock or decreased to less than $100,000, subject to any required regulatory approval but without the further approval of Members or the resolicitation of subscribers; and provided further that, to the extent applicable, and subject to the limitations on purchases of Common Stock set forth in this Section 9(e) and
Section 10 of this Plan, in the event of an oversubscription for shares in the Syndicated Community Offering orders for Common Stock in the Syndicated Community Offering shall first be filled to a maximum of 2% of the total number of shares of Common Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares per order basis until all available shares have been allocated, provided no fractional shares shall be issued. The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

     (g) The Primary Parties may sell any shares of Common Stock remaining following the Subscription Offering and the Community Offering in a Public Offering instead of a Syndicated Community Offering. The provisions of Section 10 hereof shall not be applicable to the sales to underwriters for purposes of the Public Offering but shall be applicable to sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Purchase Price less an underwriting discount to be negotiated among such underwriters and the Primary Parties, subject to any required regulatory approval or consent.

     (h) If, for any reason, a Syndicated Community Offering or Public Offering of shares of Common Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or if any insignificant residue of shares of Common Stock is not sold in the Offerings, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

10.  LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF COMMON STOCK.
     -----------------------------------------------------------

     The following limitations shall apply to all purchases of Common Stock in the Offerings:

     (a) Except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, and in addition to the other restrictions and limitations set forth herein, no Person may subscribe for or purchase more than $100,000 of Common Stock in the Offerings and no Person, any Person together with any Associates or Persons otherwise Acting in Concert may, directly or indirectly, subscribe for or purchase more than $200,000 of Common Stock in the Offerings.

     (b) The maximum number of shares of Common Stock that may be purchased in the Conversion by the ESOP shall not exceed 8% of the total Common Stock issued in the Conversion, including shares contributed to the Foundation, the maximum number of shares that may be allocated to all Tax-Qualified Employee Stock Benefit Plans shall not exceed 10% of the total Common Stock issued in the Conversion, including shares contributed to the Foundation, in each instance, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and before completion of the Offerings; provided, however, that purchases of Common Stock that are made by Plan Participants pursuant to the exercise of Subscription Rights granted to such Plan Participant in his or her individual capacity as a Participant or purchases by a Plan Participant in the Community Offering using the funds thereof held in Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of this Section 10(b).

     (c) The number of shares of Common Stock that directors and Officers of the Primary Parties and their Associates may purchase in the aggregate in the Offerings shall not exceed 26% of the total shares sold in the Offerings, including any shares that may be sold in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and before completion of the Offerings.

     (d) No Person may purchase fewer than 25 shares of Common Stock in the Offerings, to the extent such shares are available; provided, however, that if the Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Purchase Price for such minimum shares will not exceed $500.00.

     (e) For purposes of the foregoing limitations and the determination of Subscription Rights, (i) directors, Officers and employees of the Primary Parties or their subsidiaries shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in Section 10(c) or Section 10(d) hereof, and (iii) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Savings Bank qualified plan under Section 401(k) of the Code, shall be aggregated and included in that individual's purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

     (f) Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the total offering of shares of Common Stock in the Conversion whether before, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering. If an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Common Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. If any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person. In the event the maximum purchase limitation is increased to 5% of the shares sold in the Offerings, such limitation may be further increased to 9.99%, provided that orders for Common Stock exceeding 5% of the shares of Common Stock sold in the Offerings shall not exceed in the aggregate 10% of the total shares of Common Stock sold in the Offerings.

     (g) The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section 10 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Common Stock that they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

11.  TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING SUBSCRIPTION RIGHTS
     -------------------------------------------------------------------------
     AND ORDER FORMS.
     ----------------

     (a) The Offerings shall be conducted in compliance with the Securities Exchange Act of 1933, as amended and, to the extent applicable, Form OC. The Subscription Offering may be commenced concurrently with or at any time after the mailing of the Proxy Statement to Members. The Subscription Offering may be closed before the Special Meeting of Members, provided that the offer and sale of the Common Stock shall be conditioned upon the approval of the Plan by the Voting Members at the Special Meeting.

     (b) The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

     (c) Promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, the Primary Parties shall, distribute or make available the Prospectus, together with Order Forms for the purchase of Common Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 13 hereof.

     (d) A single Order Form for all Deposit Accounts maintained with the Savings Bank by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Savings Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a Subscription Right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Common Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

     (e) The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with full payment (or authorization for full payment by withdrawal) for the shares of Common Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Common Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

     (f) The Primary Parties shall have the absolute right, in their sole discretion and without incurring any liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper and full payment (or authorization of withdrawal for full payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price at any time prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, if (i) Order Forms are not delivered and are returned to the Primary Parties by the United States Postal Service or the Primary Parties are unable to locate the addressee, or (ii) Order Forms are not mailed pursuant to a "no mail" order placed in effect by the account holder, the Subscription Rights of the Person to which such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Common Stock by such date as they may specify. The interpretation by the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

12.  PAYMENT FOR COMMON STOCK.
     -------------------------

     (a) Payment for shares of Common Stock subscribed for by Participants in the Subscription Offering and payment for shares of Common Stock ordered by Persons in the Community Offering shall be equal to the Purchase Price multiplied by the number of shares that are being subscribed for or ordered, respectively. Such payment may be made in cash, if delivered in person, or by check, bank draft or money order at the time the Order Form is delivered to the Savings Bank, provided that checks will only be accepted subject to collection. The Primary Parties, in their sole and absolute discretion, may also elect to receive payment for shares of Common Stock by wire transfer. In addition, the Primary Parties may elect to provide Participants and/or other Persons who have a Deposit Account with the Savings Bank the opportunity to pay for shares of Common Stock by authorizing the Savings Bank to withdraw from such Deposit Account an amount equal to the aggregate Purchase Price of such shares. Payment may also be made by a Participant using funds held for such Participant's benefit by a Savings Bank Benefit Plan to the extent that such plan allows
participants  or  any  related  trust   established  for  the  benefit  of  such
participants to direct that some or all of their individual accounts or sub-accounts be invested in Common Stock.

     (b) Notwithstanding the above, if the Tax-Qualified Employee Stock Benefit Plans subscribe for shares of Common Stock during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares subscribed for by such plans upon consummation of the Offerings, provided that, in the case of the employee stock ownership plan, there is in force from the time of its subscription until the consummation of the Offerings, a loan commitment to lend to the employee stock ownership plan, at such time, the aggregate price of the shares for which it subscribed.

     (c) If a Participant or other Person authorizes the Savings Bank to withdraw the amount of the Purchase Price from his or her Deposit Account, the Savings Bank shall have the right to make such withdrawal or to freeze funds equal to the aggregate Purchase Price upon receipt of the Order Form.
Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Savings Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met. In such case, the remaining balance will earn interest at the regular passbook rate . However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as before such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Common Stock and is entirely within the discretion of the Primary Parties.

     (d) The subscription funds will be held by the Savings Bank or, in the Savings Bank's discretion, in an escrow account at an unaffiliated financial institution. The Holding Company shall pay interest, at not less than the Savings Bank's passbook rate, for all amounts paid in cash, by check, bank draft or money order to purchase shares of Common Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Conversion is completed or terminated.

     (e) The Holding Company will not offer or sell any of the Common Stock proposed to be issued to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Savings Bank.

     (f) Each share of Common Stock shall be non-assessable upon payment in full of the Purchase Price.

13.  ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.
     ------------------------------------------------------------

     The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Common Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which any of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Common Stock to such Participants would require any of the Primary Parties or their respective directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Common Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.  VOTING RIGHTS AFTER CONVERSION.
     -------------------------------

     Following consummation of the Conversion, voting rights with respect to the Savings Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Savings Bank's outstanding voting capital stock, and voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company's voting capital stock.

15.  LIQUIDATION ACCOUNT.
     --------------------

     (a) At the time of the MHC Merger, the Savings Bank shall establish a liquidation account in an amount equal to the MHC's equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Savings Bank who maintain such accounts in the Savings Bank following the Conversion to a priority to distributions in the unlikely event of a liquidation of the Savings Bank subsequent to the Conversion.

     (b) The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Savings Bank after the Conversion. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section 15 as the "subaccount balance." All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in Section 15(d) hereof.

     (c) In the event of a complete liquidation of the Savings Bank subsequent to the Conversion (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Savings Bank. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Savings Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the liquidation account shall be assumed by the surviving entity.

     (d) The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

     (e) If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, if any, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Savings Bank.

     (f) Subsequent to the Conversion, the Savings Bank may not pay cash dividends generally on deposit accounts and/or capital stock of the Savings Bank, or repurchase any of the capital stock of the Savings Bank, if such dividend or repurchase would reduce the Savings Bank's regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Savings Bank.

     (g) For purposes of this Section 15, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

16.  TRANSFER OF DEPOSIT ACCOUNTS.
     -----------------------------

     Each Deposit Account in the Savings Bank at the time of the consummation of the Conversion shall become, without further action by the holder, a Deposit Account in the Savings Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Common Stock), and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Savings Bank immediately preceding consummation of the Conversion. Holders of Deposit Accounts in the Savings Bank shall not, as such holders, have any voting rights.

17.  REQUIREMENTS FOLLOWING THE CONVERSION FOR REGISTRATION, MARKET MAKING AND
     -------------------------------------------------------------------------
     STOCK EXCHANGE LISTING.
     -----------------------

     In connection with the Conversion, the Holding Company shall register the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Common Stock, and (ii) list the Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the Nasdaq Stock Market.

18.   COMPLETION OF THE STOCK OFFERING.
      ---------------------------------

     The Offerings will be terminated if not completed within 90 days of the date of approval of the Plan by the OTS, unless the extension is approved by the OTS.

19.  DIRECTORS AND OFFICERS OF THE SAVINGS BANK.
     -------------------------------------------

     Each person serving as a director or Officer of the Savings Bank at the time of the adoption of the Plan of Conversion shall continue to serve as a director or Officer of the Savings Bank for the balance of the term for which the person was elected before the adoption of the Plan of Conversion, and until a successor is elected and qualified. Each person serving as a director or Officer of Bradford Bancorp at the time of the adoption of the Plan of Conversion shall continue to serve as a director or Officer of the Holding Company for the balance of the term for which the person was elected before the adoption of the Plan of Conversion, and until a successor is elected and qualified. The number, names, business, addresses and terms of the Directors of the Holding Company and the Savings Bank are set forth in the Plans of Merger included as Exhibits A, B and C hereto.

20.  REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE
     ------------------------------------------------------------------------
     CONVERSION.
     -----------

     For a period of three years following the Conversion, the directors and Officers of the Holding Company and the Savings Bank and their Associates may not purchase Common Stock, without the prior written approval of the OTS, except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to (i) a negotiated transaction involving more than 1% of the outstanding Common Stock, and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of stockholder approval of such plan) even if such Common Stock may be attributable to individual Officers or directors and their Associates. The foregoing restriction on purchases of Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

21.  RESTRICTIONS ON TRANSFER OF STOCK.
     ----------------------------------

     All shares of Common Stock that are purchased by Persons other than directors and Officers of the Holding Company or the Savings Bank shall be transferable without restriction. Shares of Common Stock purchased by directors and Officers of the Holding Company or the Savings Bank on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser. The shares of Common Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

         "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be sold during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate."

In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock. The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

22.  TAX RULINGS OR OPINIONS.
     ------------------------

     Consummation of the Conversion is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

23.  RESTRICTIONS ON ACQUISITION OF STOCK OF HOLDING COMPANY.
     --------------------------------------------------------

     The Articles of Incorporation of the Holding Company may contain a provision stipulating that in no event shall any record owner of any outstanding shares of Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote with respect to any shares held in excess of 10%.

24.  STOCK COMPENSATION PLANS.
     -------------------------

     (a) The Holding Company and the Savings Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation an employee stock ownership plan.

     (b) The Holding Company and the Savings Bank also are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no stock options shall be granted, and no shares of Common Stock shall be purchased, pursuant to any of such plans before the earlier of (i) the one-year anniversary of the consummation of the Conversion or (ii) the receipt of stockholder approval of such plans at either an annual or special meeting of stockholders of the Holding Company held no earlier than six months following the Conversion.

     (c) Existing, as well as any newly-created, Tax-Qualified Employee Stock Benefit Plans may purchase shares of Common Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

     (d) The Holding Company and the Savings Bank are authorized to enter into employment or severance agreements with their Officers.

25.  DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.
     ----------------------------------------------

     (a) Following consummation of the Conversion, any repurchases of shares of capital stock by the Holding Company will be made in accordance with then applicable laws and regulations.

     (b) The Savings Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Savings Bank to be reduced below the amount required for the liquidation account. Any dividend declared or paid on, or repurchase of, the Savings Bank's capital stock also shall be in compliance with Section
563.146 of the Rules and Regulations of the OTS, or any successor thereto.

26.  EFFECTIVE DATE.
     ---------------

     The effective date of the Conversion shall be the date of the closing of the sale of all shares of Common Stock. The closing of the sale of all shares of Common Stock sold in the Offerings shall occur simultaneously and shall be conditioned upon the prior receipt of all requisite regulatory and other approvals.

27   AMENDMENT OR TERMINATION OF THE PLAN.
     -------------------------------------

     If deemed necessary or desirable by the Board of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time before the solicitation of proxies from Members to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members with the concurrence of the OTS shall not necessitate further approval by the Members unless otherwise required by the OTS. This Plan shall terminate if the sale of all shares of Common Stock is not completed within 24 months from the date of the Special Meeting. Before the Special Meeting, this Plan may be terminated by the Board of Directors of the Primary Parties without approval of the OTS. After the Special Meeting, the Board of Directors may terminate this Plan only with the concurrence of the OTS.

28.  INTERPRETATION OF THE PLAN.
     ---------------------------

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS.

                                    Exhibit A

        Agreement and Plan of Merger by and among Bradford Bancorp, Inc.,
           Bradford Bank and Bradford Interim Federal Savings Bank II

                                  AGREEMENT AND
                                 PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of _______________, 200_, is made by and between Bradford Bancorp, Inc. ("Bradford Bancorp"), a federal corporation, Bradford Bank (the "Bank" or the "Surviving Corporation"), a federal savings bank and Bradford Interim Federal Savings Bank II, an interim federal savings bank ("Interim II") (collectively, the "Constituent Corporations").

                                   WITNESSETH:

     WHEREAS, Bradford Bank MHC, a federal mutual holding company (the "MHC"), the Bank and Bradford Bancorp have adopted a Plan of Conversion pursuant to which: (i) Bradford Bancorp will convert to an interim federal savings bank and simultaneously merge with and into the Bank, with the Bank as the surviving entity (the "Mid-Tier Merger"); (ii) the MHC will convert to an interim federal stock savings bank and simultaneously merge with and into the Bank, with the Bank as the surviving entity; (iii) the Bank and a newly-formed interim federal savings bank will merge, pursuant to which the Bank will become a wholly-owned subsidiary of a newly-formed stock corporation (the "Holding Company") (the "Bank Merger"); and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion (collectively, the "Conversion"); and

     WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Mid-Tier Merger;

     NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

     1. EFFECTIVE DATE. The Mid-Tier Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Mid-Tier Merger by the Secretary of the Office of Thrift Supervision (the "OTS") pursuant to 12 C.F.R. ss.552.13(k), or any successor thereto (the "Effective Date").

     2. THE MID-TIER MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and the expiration of all applicable waiting periods, Bradford Bancorp shall convert to an interim federal savings bank and simultaneously merge with and into the Bank, which shall be the Surviving Corporation. Upon consummation of the Mid-Tier Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mid-Tier Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mid-Tier Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Mid-Tier Merger had not occurred.

     3. EXCHANGE OF BANK COMMON STOCK AND CANCELLATION OF BRADFORD BANCORP COMMON STOCK.

On the Effective Date:

     (a) each share of common stock, $1.00 par value per share, of the Bank issued and outstanding immediately before the Effective Date and held by Bradford Bancorp shall, by virtue of the Mid-Tier Merger and without any action on the part of the holder thereof, be exchanged for the common stock, $0.01 par value per share, of Bradford Bancorp held by the MHC (the "Bradford Bancorp Common Stock"); and

     (b) each share of Bradford Bancorp Common Stock shall be canceled.

     4. RIGHTS OF DISSENT AND APPRAISAL ABSENT. The MHC, the sole holder of Bradford Bancorp Common Stock, shall not have any dissenter or appraisal rights in connection with the Mid-Tier Merger.

     5. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Bradford Bank."

     6. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving
Corporation shall be eight. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

                Name                                            Term Expires
                ----                                            ------------

         Dallas R. Arthur                                          2009
         Carl W. Brand, III                                        2007
         Lawrence M. Denton                                        2007
         John O. Mitchell, III                                     2007
         Melvin C. Benhoff, Jr.                                    2008
         Gilbert D. Marsiglia, Sr.                                 2009
         G. Scott Barhight                                         2008
         George K. Mister, Jr.                                     2008

     The address of each director is 6910 York Road, Baltimore, Maryland, 21212-1550.

     7. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.

     8. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 6910 York Road, Baltimore, Maryland, 21212-1550.

     9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Bank as in effect immediately before the Effective Date shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and the Plan of Conversion. On and after the Effective Date, the Bylaws of the Bank as in effect immediately before the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

     10. STOCKHOLDER APPROVALS. The approval of the MHC, as the sole stockholder of Bradford Bancorp, shall be required to approve the Plan of Conversion, of which this Agreement and Plan of Merger is a part, on behalf of Bradford Bancorp. The approval of Bradford Bancorp, as the sole stockholder of the Bank, shall be required to approve the Plan of Conversion, of which this Agreement and Plan of Merger is a part, on behalf of the Bank.

     11. DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

     12. ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either Bradford Bancorp or the Bank at any time before the Effective Date in the manner set forth in the Plan of Conversion.

     13. AMENDMENTS. This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

     14. SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent superseded by the laws of the United States.

     IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.


Attest:                                     BRADFORD BANCORP, INC.



                                            By:
---------------------------------               -------------------------------
Kimberly Ruckle                                 Dallas R. Arthur
Corporate Secretary                             President


ttest:                                      BRADFORD BANK



                                            By:
---------------------------------               -------------------------------
Kimberly Ruckle                                 Dallas R. Arthur
Corporate Secretary                             President

Attest:                                     BRADFORD INTERIM FEDERAL
                                            SAVINGS BANK II



                                            By:
---------------------------------               -------------------------------
Kimberly Ruckle                                 Dallas R. Arthur
Corporate Secretary                             President

                                    Exhibit B

          Agreement and Plan of Merger by and among Bradford Bank MHC,
            Bradford Bank and Bradford Interim Federal Savings Bank I

                                  AGREEMENT AND
                                 PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of ______________, 200_, is made by and between Bradford Bank MHC (the "MHC"), a federal mutual holding company, Bradford Bank (the "Bank" or the "Surviving Corporation"), a federally chartered savings bank and Bradford Interim Federal Savings Bank I, an interim federal savings bank ("Interim I") (collectively, the "Constituent Corporations").

                                   WITNESSETH:

     WHEREAS, the MHC, the Bank and Bradford Bancorp, Inc. ("Bradford Bancorp"), a federal corporation, have adopted a Plan of Conversion pursuant to which: (i) Bradford Bancorp will convert to an interim federal savings bank and simultaneously merge with and into the Bank, with the Bank as the surviving entity (the "Mid-Tier Merger"); (ii) the MHC will convert to an interim federal stock savings bank and simultaneously merge with and into the Bank, with the Bank as the surviving entity (the "MHC Merger"); (iii) the Bank and a newly-formed interim federal savings bank will merge, pursuant to which the Bank will become a wholly-owned subsidiary of a newly-formed stock corporation (the "Holding Company"); and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion (collectively, the "Conversion"); and

     WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the MHC Merger;

     NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

     1. EFFECTIVE DATE. The MHC Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the MHC Merger by the Secretary of the Office of Thrift Supervision (the "OTS") pursuant to 12 C.F.R. ss.552.13(k), or any successor thereto (the "Effective Date").

     2. THE MHC MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and the expiration of all applicable waiting periods, the MHC shall convert from the mutual form to an interim federal stock savings bank and simultaneously merge with and into the Bank, which shall be the Surviving Corporation. Upon consummation of the MHC Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the MHC Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the MHC Merger had not occurred.

     3. CANCELLATION OF BRADFORD BANK COMMON STOCK HELD BY THE MHC AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

On the Effective Date:

     (a) each share of common stock, $1.00 par value per share, of Bradford Bank issued and outstanding immediately before the Effective Date and held by the MHC (pursuant to the Mid-Tier Merger) shall, by virtue of the MHC Merger and without any action on the part of the holder thereof, be canceled;

     (b) the interests in the MHC of any person, firm or entity who or which qualified as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the United States before the MHC's conversion from mutual to stock form ("Members") shall, by virtue of the MHC Merger and without any action on the part of any Member, be canceled; and

     (c) the Bank shall establish a liquidation account on behalf of each depositor Member as provided for in the Plan of Conversion.

     4. RIGHTS OF DISSENT AND APPRAISAL ABSENT. No Member of the MHC shall have any dissenter or appraisal rights in connection with the MHC Merger.

     5. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Bradford Bank."

     6. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving
Corporation shall be eight. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

                Name                                           Term Expires
                ----                                           ------------

         Dallas R. Arthur                                          2009
         Carl W. Brand, III                                        2007
         Lawrence M. Denton                                        2007
         John O. Mitchell, III                                     2007
         Melvin C. Benhoff, Jr.                                    2008
         Gilbert D. Marsiglia, Sr.                                 2009
         G. Scott Barhight                                         2008
         George K. Mister, Jr.                                     2008

     The address of each director is 6910 York Road, Baltimore, Maryland, 21212-1550.

     7. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.

     8. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 6910 York Road, Baltimore, Maryland, 21212-1550.

     9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Bank as in effect immediately before the Effective Date shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and the Plan of Conversion. On and after the Effective Date, the Bylaws of the Bank as in effect immediately before the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

     10. STOCKHOLDER AND MEMBER APPROVALS. The affirmative vote of the Members as set forth in the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Agreement and Plan of Merger is a part, on behalf of the MHC. The approval of Bradford Bancorp, as the sole stockholder of the Bank, shall be required to approve the Plan of Conversion, of which this Agreement and Plan of Merger is a part, on behalf of the Bank.

     11. DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

     12. ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either the MHC or the Bank at any time before the Effective Date in the manner set forth in the Plan of Conversion.

     13. AMENDMENTS. This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

     14. SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent superseded by the laws of the United States.

     IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.


ttest:                                     BRADFORD BANK MHC



                                            By:
---------------------------------               -------------------------------
Kimberly Ruckle                                 Dallas R. Arthur
Corporate Secretary                             President


ttest:                                     BRADFORD BANK



                                            By:
---------------------------------               -------------------------------
Kimberly Ruckle                                 Dallas R. Arthur
Corporate Secretary                             President



ttest:                                     BRADFORD INTERIM FEDERAL
                                           SAVINGS BANK I



                                            By:
---------------------------------               -------------------------------
Kimberly Ruckle                                 Dallas R. Arthur
Corporate Secretary                             President

                                    Exhibit C

  Agreement and Plan of Merger by and among Bradford Bank, Holding Company and
                   Bradford Interim Federal Savings Bank III

                                  AGREEMENT AND
                                 PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of ________________, 200_, is made by and among Bradford Bank (the "Bank" or the "Surviving Corporation"), a federal savings bank, Bradford Bancorp, Inc. (the "Holding Company"), a Maryland corporation, and Bradford Interim Federal Savings Bank III ("Interim III"), an interim federal savings bank (collectively, the "Constituent Corporations").

                                   WITNESSETH:

     WHEREAS, the Bank has organized the Holding Company as a first-tier, wholly owned subsidiary for the purpose of becoming the stock holding company of the Bank upon completion of the Conversion as defined in the Plan of Conversion adopted by the Boards of Directors of Bradford Bank MHC, a federal mutual holding company (the "MHC"), Bradford Bancorp, Inc. ("Bradford Bancorp"), a federal corporation, and the Bank; and

     WHEREAS, Bradford Bancorp will convert into an interim federal savings bank and simultaneously merge with and into the Bank pursuant to the Plan of Conversion and the Agreement and Plan of Merger included as Annex A thereto (the "Mid-Tier Merger") and the shares of Bradford Bancorp common stock held by the MHC will be exchanged for the shares of Bank common stock held by Bradford Bancorp and then canceled; and

     WHEREAS, immediately after the Mid-Tier Merger, the MHC will own 100% of the outstanding common stock of Bradford Bank, par value $1.00 per share, and will convert to an interim federal stock savings bank and simultaneously merge with and into the Bank pursuant to the Plan of Conversion and the Agreement and Plan of Merger included as Annex B thereto (the "MHC Merger"), pursuant to which all shares of Bradford Bank common stock held by the MHC will be canceled; and

     WHEREAS, the reorganization into the stock holding company structure by the Bank will be facilitated by causing the Holding Company to become the sole stockholder of a newly-formed interim federal savings bank, Interim III, and then merging Interim III with and into the Bank (the "Bank Merger"), pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company, as described more fully in Section 3(a)(i) herein; and

     WHEREAS, Interim III is being organized by the officers of the Bank as an interim federal savings bank with the Holding Company as its sole stockholder to effect the Bank Merger; and

     WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Bank Merger.

     NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

     1. EFFECTIVE DATE. The Bank Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Bank Merger by the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. ss.552.13(k), or any successor thereto (the "Effective Date").

     2. THE MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, Interim III shall merge with and into the Bank, with the Bank as the Surviving Corporation. Upon consummation of the Bank Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations and duties of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Bank if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding of which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Bank Merger had not occurred.

     3. TREATMENT OF BANK, HOLDING COMPANY AND INTERIM III COMMON STOCK.

On the Effective Date:

     (a) each share of Holding Company common stock issued and outstanding immediately before the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled; and

     (b) each share of common stock, par value $0.01 per share, of Interim III issued and outstanding immediately before the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into one share of Bank common stock.

     4. STOCK OFFERING. Contemporaneously with the Bank Merger, the Holding Company will offer all of its shares of common stock for sale in the Offerings as described in the Plan of Conversion.

     5. RIGHTS OF DISSENT AND APPRAISAL ABSENT. The holder of Interim III common stock shall have no dissenter or appraisal rights in connection with the Bank Merger.

     6. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Bradford Bank."

     7. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving
Corporation shall be eight. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

                Name                                            Term Expires
                ----                                            ------------

         Dallas R. Arthur                                          2009
         Carl W. Brand, III                                        2007
         Lawrence M. Denton                                        2007
         John O. Mitchell, III                                     2007
         Melvin C. Benhoff, Jr.                                    2008
         Gilbert D. Marsiglia, Sr.                                 2009
         G. Scott Barhight                                         2008
         George K. Mister, Jr.                                     2008

     The address of each director is 6910 York Road, Baltimore, Maryland, 21212-1550.

     8. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.

     9. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 6910 York Road, Baltimore, Maryland, 21212-1550.

     10. CHARTER AND BYLAWS. On and after the Effective Date, the Charter and Bylaws of the Bank as in effect immediately before the Effective Date shall be the Charter and Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

     11. SAVINGS ACCOUNTS. Upon the Effective Date, any savings accounts of Interim III, without reissue, shall be and become savings accounts of the Surviving Corporation without change in their respective terms, including, without limitation, maturity minimum required balances or withdrawal value.

     12. STOCKHOLDER APPROVALS. The approval of Bradford Bancorp, as the sole stockholder of the Bank, shall be required to approve the Plan of Conversion, of which this Agreement and Plan of Merger is a part, on behalf of the Bank. The approval of the Holding Company as sole stockholder of Interim III, shall be required to approve this Agreement and Plan of Merger, on behalf of Interim III.

     13. DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

     14. REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Sections 1, 13 and 14 hereof and in the Plan of Conversion, the obligations of the parties hereto to consummate the Bank Merger shall be subject to the Common Stock to be issued hereunder in exchange for Bradford Bancorp common stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

     15. ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either the Constituent Corporations at any time before the Effective Date in the manner set forth in the Plan of Conversion.

     16. AMENDMENTS. This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

     17. SUCCESSORS. This Agreement and Plan of Merger shall be binding on the successors of the parties hereto.

     18. GOVERNING LAW. This Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent superseded by the laws of the United States.

     IN WITNESS WHEREOF, the Constituent Corporations hereto have caused this Plan of Merger to be duly executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                            [HOLDING COMPANY]


                                            By:
---------------------------------               -------------------------------
Kimberly Ruckle                                 Dallas R. Arthur
Corporate Secretary                             President


ttest:                                     BRADFORD BANK



                                            By:
---------------------------------               -------------------------------
Kimberly Ruckle                                 Dallas R. Arthur
Corporate Secretary                             President



ttest:                                     BRADFORD INTERIM FEDERAL
                                           SAVINGS BANK III



                                            By:
---------------------------------               -------------------------------
Kimberly Ruckle                                 Dallas R. Arthur
Corporate Secretary                             President

                                   EXHIBIT B
                            FORM OF VOTING AGREEMENT

                                                                     EXHIBIT B



                             ________________, 2007


Board of Directors
New Bradford Bancorp, Inc.
6910 York Road
Baltimore, Maryland 21212

To the Board of Directors:

     The undersigned is a director of Patapsco Bancorp, Inc. ("Patapsco Bancorp") and the beneficial holder of shares of common stock of Patapsco Bancorp (the "Patapsco Bancorp Common Stock").

     New Bradford Bancorp, Inc. ("New Bradford Bancorp") and Patapsco Bancorp are considering the execution of an Agreement and Plan of Merger (the "Agreement") pursuant to which New Bradford Bancorp will acquire Patapsco Bancorp through the merger of Patapsco Bancorp with and into New Bradford Bancorp (the "Merger"). The execution of the Agreement by New Bradford Bancorp is subject to the execution and delivery of this letter agreement.

     The undersigned, to induce New Bradford Bancorp to execute and deliver to Patapsco Bancorp the Agreement, agrees and undertakes, solely in his or her capacity as a stockholder of Patapsco Bancorp, and not in his or her capacity as a director or officer of Patapsco Bancorp, as follows:

     1. While this letter agreement is in effect the undersigned shall not, directly or indirectly, (a) sell or otherwise dispose of or encumber prior to the record date of the Stockholder Meeting, as defined in the Agreement, any or all of his or her shares of Patapsco Bancorp Common Stock, or (b) deposit any shares of Patapsco Bancorp Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Patapsco Bancorp Common Stock or grant any proxy with respect thereto, other than to other members of the Board of Directors of Patapsco Bancorp for the purpose of voting to approve the Agreement and the Merger and matters related thereto.

     2. While this letter agreement is in effect the undersigned shall vote or cause to be voted all of the shares of Patapsco Bancorp Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, and whether pursuant to the exercise of stock options or otherwise, for the approval of the Agreement and the Merger at the Stockholder Meeting.

New Bradford Bancorp, Inc.
_______________, 2007
Page 2



     3. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, New Bradford Bancorp shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

     4. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his or her capacity as a stockholder of Patapsco Bancorp and, if applicable, shall not in any way limit or affect actions the undersigned may take in his or her capacity as a director or officer of Patapsco Bancorp.

     5. This letter agreement shall automatically  terminate upon the earlier of
(i) the favorable vote of Patapsco Bancorp's stockholders with respect to the approval of the Agreement and the Merger, (ii) the termination of the Agreement in accordance with its terms, or (iii) the Effective Time, as that term is defined in the Agreement, of the Merger.

     6. As of the date hereof, the undersigned has voting power with respect to shares of Patapsco Bancorp Common Stock.

     IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

                                       Very truly yours,



                                       ------------------------------------




                                       ------------------------------------
                                       Print Name


Accepted and agreed to as of
the date first above written:

New Bradford Bancorp, Inc.



---------------------------
Dallas R. Arthur
President

                                   EXHIBIT C
                              PLAN OF BANK MERGER

                                 PLAN OF MERGER

                                       of

                                THE PATAPSCO BANK

                                  with and into

                                  BRADFORD BANK


     THIS PLAN OF MERGER ("Plan of Merger") is entered into as of the ___ day of ______________, 2007 by and between THE PATAPSCO BANK, a commercial bank chartered and existing under the laws of the state of Maryland with its principal office at 1301 Merritt Boulevard, Baltimore, Maryland 21222 ("Patapsco Bank"), and BRADFORD BANK, a stock savings bank chartered and existing under the laws of the United States of America with its principal office at 6900 York Road, Baltimore, Maryland 21212 ("Bradford Bank").

     WHEREAS, this Plan of Merger is being entered into pursuant to the Agreement and Plan of Merger dated as of March 19, 2007 (the "Merger Agreement") by and among New Bradford Bancorp, Inc., Bradford Bank MHC, Bradford Bancorp, Inc., Bradford Bank and Patapsco Bancorp, Inc., pursuant to which New Bradford Bancorp, Inc. will acquire Patapsco Bancorp, Inc.; and

     WHEREAS, this Plan of Merger has been approved by at least two-thirds of the directors of each of Bradford Bank and Patapsco Bank.

     NOW, THEREFORE, in consideration of the covenants and agreements of the parties contained herein, the parties hereto hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of Patapsco Bank with and into Bradford Bank (the "Merger").

         1. Effective Time of the Merger. The Merger shall not be effective unless and until the Merger receives any necessary approvals from the Office of Thrift Supervision pursuant to 12 C.F.R. 563.22 or such other later time specified on the Articles of Combination filed with the Office of Thrift Supervision (the "Effective Time").

         2. Constituent Institutions. The name of each constituent institution to the Merger is BRADFORD BANK and THE PATAPSCO BANK.

         3. Name of the Resulting Institution. The resulting institution in the Merger shall be BRADFORD BANK (Bradford Bank is sometimes referred to herein as the "Resulting Institution").

         4. Location of Home Office and Other Offices of Resulting Institution. The location of the principal office and other offices of the Resulting Institution are listed in Appendix A hereto attached.

         5. Terms and Conditions of Merger. Subject to the terms and conditions of this Plan of Merger, at the Effective Time, Patapsco Bank shall be merged with and into Bradford Bank pursuant to the provisions of, and with the effect provided under the laws of, the United States of America and the State of Maryland. At the Effective Time, the separate existence of Patapsco Bank shall cease and Bradford Bank as the Resulting Institution, shall continue unaffected and unimpaired by the Merger.

         6. Charter. At the Effective Time, the charter of Bradford Bank, as in effect immediately prior to the Effective Time, shall constitute the charter of the Resulting Institution, unless and until the same shall be amended as provided by law and the terms of such charter.

         7. Bylaws. At the Effective Time, the bylaws of Bradford Bank, as in effect immediately prior to the Effective Time, shall be the bylaws of the Resulting Institution, unless and until amended or repealed as provided by law, its charter and such bylaws.

8. Savings Account Issuance by Resulting Institution. After the Effective Time, the Resulting Institution will continue to issue deposit accounts, including savings accounts, on the same basis as immediately prior to the Effective Time.

         9. Directors of Resulting Institution. The names of the persons who shall constitute the Board of Directors of the Resulting Institution after the Effective Time are listed in Appendix B hereto attached.

         10. Effect on Outstanding Shares of Patapsco Bank Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all outstanding shares of common stock, par value $10.00 per share, of Patapsco Bank shall automatically be canceled and retired and shall cease to exist.

         11. Effect on Outstanding Shares of Bradford Bank Common Stock. The shares of common stock, par value $1.00 per share, of Bradford Bank issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged after the Merger and shall be the only issued and outstanding shares of the Resulting Institution. The authorized capital stock of the Resulting Institution shall be 1,000 shares of common stock, par value $1.00 per share.

         12. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the approval of the stockholders of each party and to the satisfaction of the conditions set forth in
                  Article VI of the Merger Agreement.

         13. Termination. This Plan of Merger shall terminate automatically upon termination of the Merger Agreement.

         14. Amendment. This Plan of Merger may not be amended except by an agreement in writing signed on behalf of each of the parties hereto.

         15. Governing Law. This Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the United States of America.

         16. Captions. The captions heading the sections in this Plan of Merger are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

         17. Counterparts. This Plan of Merger may be executed in two or more counterparts, any of which may be facsimile copies, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the Parties has caused this Plan of Merger to be duly executed and delivered by its duly authorized officers as of the date first above written.

                                            BRADFORD BANK
ATTEST:



                                            By:
---------------------------------------         -------------------------------
                                                Dallas R. Arthur
                                                Its: President



ATTEST:                                     THE PATAPSCO BANK



                                            By:
--------------------------------------          -------------------------------
                                                Michael J. Dee
                                                Its: President, Chief Executive
                                                     Officer and Chief Financial
                                                     Officer

APPENDIX A

     Location of Home Office and Other Offices of Resulting Institution

Home Office
-----------

6900 York Road, Baltimore, Maryland 21212

Other Offices
-------------

7963 Baltimore-Annapolis Boulevard, Glen Burnie, Maryland 21061

11 West Ridgely Road, Lutherville, Maryland 21093

14301 Jarrettsville Pike, Phoenix, Maryland 21131

2600 East Fayette Street, Baltimore, Maryland 21224

130 Lakefront Drive, Hunt Valley, Maryland 21030

1777 Reisterstown Road, Pikesville 21208

10100 Baltimore National Pike, Ellicott City, Maryland 21043

9735 York Road, Cockeysville, Maryland 21030

8604 Harford Road, Baltimore, Maryland 21234

2921 Mc Elderry St., Baltimore, Maryland 21205

1301 Merritt Boulevard, Baltimore, Maryland 21222

12128 Long Green Pike, Glen Arm, Maryland 21057

821 West 36th Street, Baltimore, Maryland 21211

7802 Harford Road, Baltimore, Maryland 21234

2028 Joppa Road, Baltimore, Maryland 21234

APPENDIX B

                       Directors of Resulting Institution


Name                                                 Residence Address                         Year Term Expires
------------------------------------    ---------------------------------------------    -------------------------------
Dallas R. Arthur                         413 Fox Chapel Drive                                          2009
                                         Lutherville, Maryland 21093

Carl W. Brand, III                       10718 Pot Spring Road                                         2010
                                         Cockeysville, Maryland 21030

Lawrence M. Denton                       410 E. Strand                                                 2010
                                         Oxford, Maryland  21654

John O. Mitchell, III                    18 Meadow Road                                                2010
                                         Baltimore, Maryland  21212

Melvin C. Benhoff                        25 Springhill Farm Court                                      2008
                                         Hunt Valley, Maryland 21030

Gilbert D. Marsiglia, Sr.                11965 Mays Chapel Road                                        2009
                                         Timonium, Maryland  21093

George K. Mister, Jr.                    27 Lauren Knoll Court                                         2008
                                         Baldwin, Maryland  21013

G. Scott Barhight                        11297 Mays Chapel Road                                        2008
                                         Lutherville, Maryland 21093

                                   EXHIBIT D
                            FORM OF AFFILIATE LETTER

                                                                     EXHIBIT D



                           ____________________, 2007


Board of Directors
New Bradford Bancorp, Inc.
6910 York Road
Baltimore, Maryland 21212

To the Board of Directors:

     I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Patapsco Bancorp, Inc., a Maryland corporation ("Patapsco Bancorp"), as that term is defined in Rule 144 and used in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of March ___, 2007 (the "Merger Agreement"), by and among New Bradford Bancorp, Inc., a Maryland corporation ("New Bradford Bancorp"), Bradford Bank MHC, a federally chartered mutual holding company (the "MHC"), Bradford Bancorp, Inc., a federally chartered subsidiary holding company ("Bradford Bancorp"), Bradford Bank, a federally chartered savings bank ("Bradford Bank") and Patapsco Bancorp, Inc., a Maryland corporation ("Patapsco"), Patapsco plans to merge with and into New Bradford Bancorp (the "Merger").

     I further understand that as a result of the Merger, I may receive shares of common stock of New Bradford Bancorp (the "New Bradford Bancorp Common Stock") in exchange for shares of common stock, $0.01 par value per share, of Patapsco Bancorp (the "Patapsco Bancorp Common Stock").

     I have carefully read this letter agreement (the "Letter Agreement") and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of New Bradford Bancorp Common Stock, to the extent I felt necessary, with my counsel.

     I represent, warrant and covenant with and to New Bradford Bancorp that with regard to any shares of New Bradford Bancorp Common Stock that I receive as a result of the Merger:

     1. I shall not make any sale, transfer or other disposition of such shares of New Bradford Bancorp Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 promulgated under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to New Bradford Bancorp, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not

New Bradford Bancorp, Inc.
_____________, 2007
Page 2


violate  the   registration   requirements  of,  or  is  otherwise  exempt  from
registration under, the Securities Act.

     2. I understand that New Bradford Bancorp is under no obligation to register the sale, transfer or other disposition of shares of New Bradford Bancorp Common Stock by me or on my behalf under the Securities Act or to take any other action necessary to make compliance with an exemption from such registration available.

     3. I understand that stop transfer instructions will be given to New Bradford Bancorp's transfer agent with respect to shares of New Bradford Bancorp Common Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions thereof, a legend stating in substance:

         "The shares represented by this certificate were issued as a result of the merger of Patapsco Bancorp, Inc. with and into a subsidiary of New Bradford Bancorp, Inc. on ________________, 2007, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and New Bradford Bancorp. New Bradford Bancorp will send to the holder of this certificate a copy of such letter agreement without charge within five days after receipt of a written request therefor."

     It is understood and agreed that the legend set forth above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to New Bradford Bancorp (i) a copy of a "no-action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to New Bradford Bancorp, to the effect that such legend is not required for purposes of the Securities Act, or (ii) evidence or representations satisfactory to New Bradford Bancorp that New Bradford Bancorp Common Stock represented by such certificates has been sold in conformity with the provisions of Rule 145(d).

     By acceptance hereof, New Bradford Bancorp agrees, for a period of two years after the Effective Time, as that term is defined in the Merger Agreement, that, so long as it is obligated to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that it will use its reasonable best efforts to timely file such reports so that the public information requirements of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefore available to me in the event that I desire to transfer any New Bradford Bancorp Common Stock issued to me in the Merger. In addition, (i) in connection with any sale, transfer or other disposition by me of New Bradford Bancorp Common Stock issued to me in the Merger, New Bradford Bancorp agrees to cause its legal counsel to provide promptly an opinion to New Bradford Bancorp's transfer agent to the effect that such sale, transfer or other disposition is exempt from registration under the Securities Act, where such opinion of counsel may be

New Bradford Bancorp, Inc.
_____________, 2007
Page 3


properly given and (ii) at my request, New Bradford Bancorp agrees to cause its legal counsel to promptly provide an opinion to New Bradford Bancorp's transfer agent to the effect that the legend set forth above may be removed from the certificate or certificates representing my shares of New Bradford Bancorp Common Stock upon expiration of the restrictive period set forth in Rule 145(d)(2), so long as New Bradford Bancorp is then in compliance with Rule 144(c), or the restrictive period set forth in Rule 145(d)(3).

     This Letter Agreement will be binding upon and enforceable against my administrators, executors, representatives, heirs, legatees and devisees. This Letter Agreement is the complete agreement between New Bradford Bancorp and me concerning the subject matter hereof and shall be governed in accordance with the laws of the State of Maryland, without regard to its conflict of laws principles.

                                       Very truly yours,



                                       ------------------------------



                                       ------------------------------
                                       Print Name


Accepted and agreed to as of
the date first above written:

New Bradford Bancorp, Inc.



-------------------------------
Dallas R. Arthur
President